                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

         Date of Report (Date of earliest event reported): June 30, 1999

                        The Monarch Machine Tool Company
                        --------------------------------

             (Exact name of Registrant as specified in its charter)

            Ohio                             1-1997            34-4307810
            ----                             ------            ----------
(State or other jurisdiction of           (Commission        (IRS Employer
incorporation or organization)            File Number)     Identification No.)


   2600 Kettering Tower, Dayton, OH                               45423
   --------------------------------                               -----
(Address of principal executive offices)                        (Zip code)


                                  937-910-9300
                                  ------------
               (Registrant's telephone number including area code)


                                 Not applicable
                                 --------------
         (Former name and former address, if changed since last report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On May 13, 1999, The Monarch Machine Tool Company (the "Company") and the stockholders ("Sellers") of Precision Industrial Corporation ("Precision"), a Delaware corporation, which is the parent of Herr-Voss Industries, Inc. and its subsidiary Herr-Voss Corporation ("Herr-Voss"), entered into a Stock Purchase Agreement (the "Agreement"). A copy of the Agreement is Exhibit 2.1 to this Report.

Pursuant to the Agreement, on June 30, 1999, the Company purchased all of the outstanding capital stock of Precision from Sellers. For the Precision stock, the Company paid the following: (i) $39,295,000 paid in cash to Sellers at the closing of the transaction on June 30, 1999 (the "Closing"); (ii) 500,000 common shares of Monarch were issued to Sellers at the Closing; and (iii) Monarch's 12% Junior Subordinated Note in the principal amount of $15,000,000 due in full on December 31, 2007 (the "12% Subordinated Note") and its 8% Special Junior Subordinated Note in the principal amount of $840,000 due June 30, 2002 (the "Special Subordinated Note") were issued to Sellers. The purchase price of the stock is also subject to a possible adjustment based on the final balance sheet of Precision at the close of business on June 30, 1999.

As additional consideration to Sellers for accepting Monarch's 12% Subordinated Note, Monarch issued Sellers at the Closing warrants to purchase 100,000 common shares of Monarch at a warrant exercise price of $7.75 per share, subject to adjustment. The Warrants are not exercisable before June 30, 2000 and expire on June 30, 2009. In addition, Monarch agreed that if the 12% Subordinated Note is not paid off by June 30, 2000, it will issue to Sellers warrants to purchase an additional 150,000 Monarch common shares at the lower of $7.75 or the market price of such shares on June 30, 2000. Warrants to purchase an additional 50,000 shares will be issued on a similar basis on each of October 2, 2000, January 2, 2001, April 2, 2001, July 2, 2001, and October 1, 2001 if the 12% Subordinated Note continues to be outstanding as of those dates. If the 12% Subordinated Note is not paid off by September 28, 1999, Sellers have the option of nominating two persons to serve on Monarch's Board of Directors.

Herr-Voss and its subsidiaries, with annual sales of $81 million for their fiscal year ended March 31, 1999, design and manufacture metal coil processing lines, leveling rolls and components, and also provide a full range of roll reconditioning services to the flat rolled metal industry. The Company intends to continue to operate this business.

In connection with the purchase, the Company entered into the Credit Agreement, dated June 30, 1999 (the "Credit Agreement"), among the Company, the lenders which are parties to the Credit Agreement and ING (U.S.) Capital LLC, as administrative agent for the Lenders and as issuing lender. The Credit Agreement provides for a seven-year, $50,000,000 term loan, a seven and a half-year term loan of $20,000,000, and a seven-year revolving credit facility of $30,000,000. On the Closing date, Monarch used all of the proceeds of the term loans and $16,000,000 borrowed under the revolving credit facility as follows: $39,295,000 to fund the cash portion of the purchase price of the Precision stock; $25,450,000 to pay off all of Precision's and its subsidiaries indebtedness for borrowed money; and $18,200,000 to pay all of Monarch's then existing indebtedness for borrowed money; and $3,055,000 to pay for costs associated with the purchase of Precision and obtaining the Credit Agreement. The Credit Agreement is filed as Exhibit 4.1 to this Report and reference is made to such amendment for additional information.

There is no material relationship between the Sellers and the Company or any affiliate, director, or officer of the Company or any associate of any director or officer of the Company

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired.

             Following are the audited consolidated financial statements and related notes thereto of Precision for the years ended March 31, 1999 and 1998 and Salem Group, Inc. (the former name of Precision) for the three months ended March 31, 1997 and December 31, 1996.

             Precision Industrial Corporation and Subsidiaries
             -------------------------------------------------

             (1)  Report of Independent Public Accountants, dated May 20, 1999.

             (2)  Consolidated Balance Sheets at March 31, 1999 and 1998.

             (3) Consolidated Statements of Income for the years ended March 31, 1999 and 1998.

             (4) Consolidated Statements of Shareholders' Equity for the years ended March 31, 1999 and 1998.

             (5) Consolidated Statements of Cash Flows for the years ended March 31, 1999 and 1998.

             (6)  Notes to the Consolidated Financial Statements.

             Salem Group, Inc.
             -----------------

             (7)  Report of Independent Public Accountants, dated June 27, 1997.

             (8) Consolidated Balance Sheets at March 31, 1997 and December 31, 1996.

             (9) Consolidated Statements of Income for the three months ended March 31, 1997 and December 31, 1996.

             (10) Consolidated Statements of Shareholders' Equity for the three months ended March 31, 1997 and December 31, 1996.

             (11) Consolidated Statements of Cash Flows for the three months ended March 31, 1997 and December 31, 1996.

             (12) Notes to the Consolidated Financial Statements.

             (13) Report of Independent Public Accountants, dated July 13, 1999.

                  (b)      Pro forma financial information (unaudited)

                           The following pro forma financial information is prepared in connection with the acquisition of Precision Industrial Corporation and Subsidiaries ("Precision") by The Monarch Machine Tool Company ("Monarch") as of June 30, 1999. At December 31, 1998, Monarch acquired GFG Corporation ("GFG") (refer to Form 8-K filed by Monarch on January 14, 1999 and Form 8-K/A filed by Monarch on March 16, 1999).

                           The Pro Forma Condensed Balance Sheet as of March 31, 1999 includes the unaudited accounts of Monarch and the audited accounts of Precision as of that date.

                           The Pro Forma Condensed Consolidated Statement of Earnings for the three months ended March 31, 1999 includes the unaudited results for both Monarch and Precision for that three month period.

                           The Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1998 includes the reported results of Monarch, the unaudited results of GFG for the year ended December 31, 1998 and the audited results of Precision for the year ended March 31, 1999.


                           (1) Pro Forma Condensed Consolidated Balance Sheet at March 31, 1999.

                           (2) Pro Forma Condensed Consolidated Statement of Earnings for the three months ended March 31, 1999.

                           (3)      Notes to the Pro Forma Condensed
                                    Consolidated Financial Information as of and for the three months ended March 31, 1999.

                           (4) Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1998.

                           (5)      Notes to the Pro Forma Condensed
                                    Consolidated Financial Information for the year ended December 31, 1998.


                  (c)       Exhibits - See Index to Exhibits.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  THE MONARCH MACHINE TOOL COMPANY

Date: July 15, 1999
     --------------

                                  By: /s/  Karl A. Frydryk
                                      ------------------------------------------
                                      Karl A. Frydryk
                                      Vice President and Chief Financial Officer

                                INDEX TO EXHIBITS
                                -----------------


(1)       PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR
          SUCCESSION:

          2.1 Stock Purchase Agreement dated May 13, 1999 between The Monarch Machine Tool Company and the Stockholders of Precision Industrial Corporation.


(2)       INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
          DEBENTURES:

          4.1 Credit Agreement among The Monarch Machine Tool Company and ING (U.S.) Capital LLC, dated as of June 30, 1999.

          4.2 Agreement dated June 30, 1999 between The Monarch Machine Tool Company and the Stockholders of Precision Industrial Corporation identified in the Stock Purchase Agreement dated May 13, 1999 and listed on Exhibit 2.1, above.

              4.2.1 $15,000,000 12% Special Junior Subordinated Note due
                    December 31, 2007 of the Monarch Machine Tool Company.

              4.2.2 Form of Warrant issued pursuant to the Agreement listed as
                    Exhibit 4.2 above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors and
Shareholders of Precision Industrial Corporation:

We have audited the accompanying consolidated balance sheets of Precision Industrial Corporation (a Delaware corporation) and Subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precision Industrial Corporation and Subsidiaries as of March 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.




/s/ Arthur Andersen LLP
-------------------------
Pittsburgh, Pennsylvania
   May 20, 1999

                PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                            March 31, 1999, and 1998
                             (Dollars in Thousands)

                    ASSETS                                             1999        1998
                                                                   --------    --------
CURRENT ASSETS:
 Cash and cash equivalents                                         $  2,616    $  1,742
 Cash held in escrow                                                  2,000       2,000
 Receivables                                                         10,252      10,044
 Contracts-in-progress, net                                           4,117       5,244
 Inventories                                                          5,197       3,833
 Income tax benefit                                                     924       1,769
 Income tax receivable                                                1,261         761
 Prepaid expenses                                                     2,433       2,178
                                                                   --------    --------
    Total current assets                                             28,800      27,571
PROPERTY PLANT AND EQUIPMENT, net                                    16,548      11,193
OTHER ASSETS:
 Investments in affiliated companies, at equity                       1,514       1,314
 Income tax benefit                                                   1,566       2,921
 Goodwill, net                                                        8,879       6,678
 Other assets                                                           214         199
                                                                   --------    --------
    Total assets                                                   $ 57,521    $ 49,876
                                                                   ========    ========

   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt                              $  1,250    $  2,420
 Accounts payable (including outstanding checks
   of $291 and $1,233, respectively)                                  7,728       6,909
 Advance billings on contracts, net                                   6,951       5,129
 Accrued payroll and employee benefits                                3,091       3,116
 Other accrued liabilities                                            2,986       3,950
 Reserves for warranty expense                                        1,014       1,974
                                                                   --------    --------
    Total current liabilities                                        23,020      23,498
                                                                   --------    --------
LONG-TERM DEBT                                                       23,750      20,705
OTHER NONCURRENT LIABILITIES                                          2,899       2,995
SHAREHOLDERS' EQUITY
 Redeemable preferred stock, par $.01;  90,000 shares authorized         --          --
 Common stock, $.01 par value;
   Voting 554,605 shares authorized, 551,818 shares outstanding           6           6
   Nonvoting  1,465,395 shares authorized, 1,144,142 and
    1,075,582 shares outstanding, respectively                           11          10
 Paid-in surplus                                                      6,247       2,133
 Retained earnings                                                    4,677       1,982
 Unearned deferred compensation                                      (1,989)       (260)
 Cumulative translation adjustment                                   (1,100)     (1,193)
                                                                   --------    --------
    Total shareholders' equity                                        7,852       2,678
                                                                   --------    --------
    Total liabilities and shareholders' equity                     $ 57,521    $ 49,876
                                                                   ========    ========

        The accompanying notes are an integral part of these statements.

                PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                   For the years ended March 31, 1999 and 1998
                             (Dollars in Thousands)

                                                                  1999        1998
                                                                --------    --------
CONTRACT REVENUES AND ROYALTIES                                 $ 81,212    $ 84,128

COST OF REVENUES                                                  57,792      63,751
                                                                --------    --------

    Gross Margin                                                  23,420      20,377

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      12,596      12,427
STOCK GRANT COMPENSATION EXPENSE                                   3,289         214
NON-RECURRING CHARGES                                                100       2,210
                                                                --------    --------

    Operating income                                               7,435       5,526

OTHER INCOME (EXPENSE)
  Interest income                                                    114         408
  Interest expense                                                (2,446)     (2,610)
  Equity in net earnings (losses) of affiliates                      120        (247)
  Other income, net                                                  128         474
                                                                --------    --------
    Total other expense                                           (2,084)     (1,975)
                                                                --------    --------

    Income from continuing operations before taxes                 5,351       3,551

PROVISION FOR INCOME TAXES                                         2,773       1,512
                                                                --------    --------

    Income from continuing operations                              2,578       2,039

    Extraordinary loss, net of taxes of $184                        (264)         --

    Income from discontinued operations, net of taxes of $320         --         451

    Gain on disposal of discontinued operations,
     net of taxes of $214 and $1,348 in 1999 and 1998                381         416
                                                                --------    --------

NET INCOME                                                      $  2,695    $  2,906
                                                                ========    ========

        The accompanying notes are an integral part of these statements.

                    PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   For the years ended March 31, 1999 and 1998
                             (Dollars in Thousands)


                                     COMMON STOCK                           UNEARNED    CUMULATIVE
                                   ----------------    PAID-IN  RETAINED    DEFERRED    TRANSLATION
                                   VOTING  NONVOTING   SURPLUS  EARNINGS   COMPENSATION  ADJUSTMENT  TOTAL
                                  -------   -------    -------    -------    -------    -------    -------

Balance at March 31, 1997         $     6   $    10    $ 1,950    ($  924)   ($  600)   ($  944)   ($  502)
 Comprehensive income
   Net Income                          --        --         --        2,906       --         --      2,906
   Foreign currency adjustments        --        --         --         --         --       (249)      (249)
 Comprehensive income               2,657
Issuance of stock grants               --         1        592         --         --         --        593
Repurchase of shares                   --        (1)      (440)        --         --         --       (441)
Share price appreciation, net          --        --         31         --        (31)        --         --
Amortization of unearned               --
  deferred compensation                --        --         --         --        371         --        371
                                  -------   -------    -------    -------    -------    -------    -------

Balance at March 31, 1998         $     6   $    10    $ 2,133    $ 1,982    ($  260)   ($1,193)   $ 2,678
 Comprehensive income
   Net Income                          --        --         --        2,695       --         --      2,695
   Foreign currency adjustments        --        --         --         --         --         93         93
 Comprehensive income               2,788
Issuance of stock grants               --         1        816         --       (601)        --        216
Repurchase of shares                   --        --       (963)        --         65         --       (898)
Share price appreciation, net          --        --      4,261         --     (1,582)        --      2,679
Amortization of unearned
  deferred compensation                --        --         --         --        389         --        389
                                  -------   -------    -------    -------    -------    -------    -------

Balance at March 31, 1999         $     6   $    11    $ 6,247    $ 4,677    ($1,989)   ($1,100)   $ 7,852
                                  =======   =======    =======    =======    =======    =======    =======

        The accompanying notes are an integral part of these statements.

                PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  For the years ended March 31, 1999 and 1998
                             (Dollars in Thousands)

                                                                      1999       1998
                                                                     -------    -------
CASH FLOW FROM OPERATING ACTIVITIES:
 Net Income                                                          $ 2,695    $ 2,906
 Extraordinary loss, net of tax effect                                   264         --
 Adjustments for noncash items:
   Depreciation and amortization                                       1,839      2,078
   Deferred income taxes                                               2,169       (903)
   (Gain) on sale of property and equipment                              (14)       (63)
   Equity in (earnings)/losses of affiliates, net                       (120)       247
   Stock grant compensation expense                                    3,289        592
   Gain on sale of subsidiaries, net of tax effect                      (381)      (416)
   Income from discontinued operations, net of tax effect                 --       (451)
 Changes in balance sheet accounts (net of effect of acquisitions, discontinued operations and extraordinary items):
   Receivables                                                            85       (223)
   Inventories                                                            61     (1,964)
   Prepaid expenses and other assets                                    (722)      (960)
   Advance billings                                                    1,842     (2,603)
   Accounts payable and other accrued liabilities                     (1,625)     1,628
                                                                     -------    -------
     Net cash flows provided by (used for) operating activities        9,382       (132)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment                           (4,478)    (2,967)
 Proceeds from sale of property, plant and equipment                     101        481
 Purchase of subsidiary, net of cash acquired                         (4,967)        --
 Proceeds from sale of subsidiaries, net of cash held in escrow           --      8,491
 Change in other assets                                                 (114)     1,097
                                                                     -------    -------
     Net cash flows (used for) provided by investing activities       (9,458)     7,102
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings (repayments) under revolving credit facility          (2,300)    (6,100)
 Proceeds from additional term loan borrowings                         6,000      2,000
 Principal payments under capital leases                                 (24)       (26)
 Term loan debt repayments                                            (1,800)    (1,200)
 Repurchase of common stock                                             (903)      (180)
                                                                     -------    -------
     Net cash flows provided by (used for) financing activities          973     (5,506)

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                  (23)       (13)
                                                                     -------    -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                874      1,451
CASH AND CASH EQUIVALENTS, Beginning of year                           1,742        291
                                                                     -------    -------

CASH AND CASH EQUIVALENTS, End of year                               $ 2,616    $ 1,742
                                                                     =======    =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Interest paid                                                       $ 2,642    $ 2,486
                                                                     =======    =======
 Income taxes paid, net                                              $ 1,908    $ 2,038
                                                                     -------    -------

        The accompanying notes are an integral part of these statements.

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------


1.    ORGANIZATION AND OPERATIONS:
      ---------------------------

      Precision Industrial Corporation (a Delaware corporation), is the parent company of Herr-Voss Industries, Inc., a Pennsylvania corporation. Herr-Voss Industries, Inc. is the parent company of Herr-Voss Corporation, H-V Mill Roll Services, Inc., H-V Roll Center, Inc., H-V Asset Management Corp., H-V Equipment Company, H-V Foreign Sales Corp., Herr-Voss Limited, Salem Engineering Company Limited and until July 24, 1997 Salem Furnace Co.

      Precision Industrial Corporation and its subsidiaries (the Company) are in the business of designing, engineering, manufacturing, and installing heavy industrial equipment primarily for the metals industry. The Company presently operates in one business segment: metal processing equipment.

      The revenues of the Company's business are derived primarily from long-term contracts, which are negotiated by sales engineers employed by the Company. For the year ended March 31, 1999, one customer accounted for more than 10% of revenues. For the year ended March 31, 1998, no single customer accounted for more than 10% of contract revenues.

      Export sales may bear additional credit risk beyond normal credit risks and are usually secured by letters of credit or other forms of credit insurance. As a multinational corporation, the Company manages its foreign currency risk through the purchase of forward contracts for the limited number of contracts denominated in foreign currencies. The Company manages its exposure to translation gains and losses by borrowing in local currencies, which reduces such exposure. The Company does not engage in the trading of, or speculation in, derivative instruments.

      As described in Note 13, the Company sold its Minerals Processing Group on April 4, 1997 for approximately $2.1 million. This transaction was accounted for as discontinued operations as of March 31, 1997. For tax purposes, this transaction was recognized in fiscal 1998. In addition, on June 11, 1997, the Company entered into a stock purchase agreement to sell all of the issued and outstanding capital stock of Salem Furnace Co. for $8.8 million. Also, on September 20, 1997, the Company sold Essex Insurance Co., Ltd. (Essex) for $10,000. The financial results of Salem Furnace Co. and Essex have been accounted for as discontinued operations under APB No. 30 in the accompanying financial statements.

      On July 24, 1998, H-V Roll Center, Inc., a newly formed subsidiary of Herr-Voss Industries, Inc., acquired certain assets and assumed certain liabilities of Roll Center, Inc. for $5.0 million, excluding cash acquired. The assets acquired consisted primarily of property, plant and equipment and accounts receivable. The fair value of property, plant and equipment acquired was estimated internally based on the Company's experience and knowledge of the industry. No independent appraisal was performed. In management's opinion, any difference between the estimated value of property, plant and equipment acquired and the fair value as of the acquisition date would not have a material impact on the financial statements. The excess of the purchase price over the estimated fair values of the net assets acquired was approximately $2.3 million. This amount is included with goodwill in the accompanying consolidated balance sheet and is being amortized over a period of 40 years.

      As described in Note 17, the shareholders of the Company have entered into a definitive agreement to sell the Company.

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------


2.    SUMMARY OF  SIGNIFICANT ACCOUNTING POLICIES:
      -------------------------------------------

      The significant accounting policies applied in preparing the accompanying consolidated financial statements are summarized below:

           PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. Investments in other than wholly owned and majority owned subsidiaries include two 50%-owned subsidiaries in Japan, both of which are carried at equity.

           USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           CASH EQUIVALENTS: Cash equivalents, which consist primarily of time deposits, are stated at cost, which approximates fair value. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with maturities of three months or less at the date of acquisition to be cash equivalents.

           SHORT-TERM INVESTMENTS: Short-term, interest-bearing investments are those with maturities of one year or less but greater than three months when purchased. These investments are readily convertible to cash and are stated at cost, which approximates fair value.

           CONTRACT ACCOUNTING: The Company and its subsidiaries account for contracts on the percentage-of-completion method. Based upon the nature of the contract, the Company determines the stage of completion using the relationship of total costs incurred to total estimated costs at completion. Contract costs, as reflected in the consolidated statements of income, include all direct contract costs and overhead, including all related engineering costs. Changes in contract performance, estimated profitability and final contract settlements may result in revisions to costs and revenues which are recognized in the period in which the revisions are determined. If a loss is projected on any contract-in-progress, the entire estimated loss is recognized currently. Warranty reserves are provided during the course of contract performance for costs which may be incurred after completion based on a formula and specific identification basis.

           INVENTORIES: Inventories are valued at the lower of cost (determined by the first-in, first-out method) or market and consist primarily of raw materials.

           OPERATING CYCLE: The operating cycles of contracts vary and in some cases are more than one year. In accordance with industry practices, all contract-related accounts are included in current assets and liabilities.

           PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are carried at cost. Major additions and betterments are capitalized, while maintenance and repairs, which do not significantly improve or extend the lives of the respective assets, are expensed in the year incurred. Property disposed of is removed from the asset and accumulated depreciation accounts, with the gain or loss credited or charged to current income.

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
      ------------------------------------------

           DEPRECIATION AND AMORTIZATION: The Company provides for depreciation over the estimated useful lives of the plant and equipment, employing the straight-line method. License agreements and other purchased technology are amortized on the straight-line method over the remaining years expected to be benefited.

           GOODWILL: Goodwill (excess of cost over net assets acquired) is being amortized on a straight-line basis over a 40-year period.

           DEVELOPMENT COSTS: Development costs related to continuing operations are charged to operations as incurred and amounted to $289,000 and $407,000 for the year ended March 31, 1999 and 1998, respectively.

           INCOME TAXES: The Company, in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," computes deferred tax assets or liabilities based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expense or credit is based on the changes in the assets and liabilities from period to period. See Note 7 for further information concerning income taxes.

           TRANSLATION OF FOREIGN CURRENCY FINANCIAL STATEMENTS: The financial statements of foreign subsidiaries are translated using the standards established by SFAS No. 52, "Foreign Currency Translation." Accordingly, all assets and liabilities of foreign subsidiaries are translated at year-end exchange rates; revenues and expense accounts are translated at the average exchange rates during the year. Net unrealized translation gains or losses are reflected in the cumulative translation adjustment and are not included in net income.


3.    RECEIVABLES:
      -----------

      Receivables at March 31, 1999 and 1998 are net of allowances for doubtful accounts of $102,000 and $83,000, respectively.

      In accordance with the provision of long-term contracts, certain percentages of billings or amounts are withheld by customers until completion and acceptance of the project. At March 31, 1999 and 1998, these contract retentions amounted to approximately $197,000 and $929,000, respectively. Retentions due are included in current receivables. Based upon prior experience with similar contracts, retentions are expected to be collected within one year.


4.    INVESTMENTS IN AFFILIATED COMPANIES:
      -----------------------------------

      NIPPON HERR CO., LTD.
      ---------------------

      The Company owns 48,000 shares of capital stock of Nippon Herr Co., Ltd., representing a 50% interest of Nippon Herr's outstanding common stock. Nippon Herr's principal business is the engineering and installation of metal can forming equipment. The Company's equity in net earnings of Nippon Herr was recorded through February 28, 1999 and 1998 based on financial statements at

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------

4.    INVESTMENTS IN AFFILIATED COMPANIES: (CONTINUED)
      -----------------------------------

      that date. The Company accounts for its investment in Nippon Herr using the equity method. The Company recognized $80,000 and ($48,000) relating to its share of the net income (loss) of Nippon Herr for the years ended March 31, 1999 and 1998, respectively. Nippon Herr's total assets were $10.6 million and $7.5 million with stockholder's equity of $2.6 million and $2.3 million, respectively, at February 28, 1999 and 1998.

      DAIDO HERR ENGINEERING CO., LTD.
      --------------------------------

      The Company owns 400 shares of capital stock of Daido Herr Engineering Co., Ltd., representing a 50% interest of Daido Herr's outstanding common stock. Daido Herr's principal business is the engineering and installation of metal strip processing equipment. The Company's equity in net earnings of Daido Herr was recorded through February 28, 1999 and 1998 based on financial statements at that date. The Company accounts for its investment in Daido Herr using the equity method. The Company recognized $40,000 and ($199,000) relating to its share of the net income (loss) of Daido Herr for the years ended March 31, 1999 and 1998, respectively. Daido Herr's total assets were $11.4 million and $4.7 million with stockholder's equity of $290,000 and $165,000, respectively, at February 28, 1999 and 1998.


5.    CONTRACTS-IN-PROGRESS:
      ---------------------

      Amounts reflected in the balance sheets as contracts-in-progress consist of costs incurred on contracts-in-progress, plus estimated earnings thereon, less progress billings. Where progress billings exceed costs and earnings, that amount is reflected as advance billings on contracts. At March 31, 1999 and 1998 these amounts were as follows:


                                         (Dollars in Thousands)
                                         ---------------------
                                           1999        1998
                                         --------    --------
Costs incurred plus estimated earnings   $ 45,513    $ 64,594
Less:  Progress billings                  (48,347)    (64,479)
                                         --------    --------
                                         $ (2,834)   $    115
                                         ========    ========

Presentation in balance sheet:
 Contracts-in-progress                   $  4,117    $  5,244
 Advance billings on contracts             (6,951)     (5,129)
                                         --------    --------
                                         $ (2,834)   $    115
                                         ========    ========

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------

6.    PROPERTY, PLANT AND EQUIPMENT:
      -----------------------------

      Property, plant and equipment consists of the following at March 31, 1999 and 1998:
                                     (Dollars in Thousands)
                                     ---------------------
                                       1999        1998
                                     --------    --------
Land                                 $    301    $    301

Buildings                               7,208       5,216
Equipment, furniture and fixtures      18,405      13,849
                                     --------    --------
                                       25,914      19,366
Less:  Accumulated depreciation        (9,366)     (8,173)
                                     --------    --------
Property, plant and equipment, net   $ 16,548    $ 11,193
                                     ========    ========

      Property, plant and equipment increased during 1999 primarily due to the acquisition of Roll Center, Inc. (see Note 1) and the construction of an addition to a building at one of the Company's facilities.


7.    INCOME TAXES:
      ------------

      The Company and all of its domestic subsidiaries file a consolidated federal income tax return. The parent company and its domestic subsidiaries each report current income tax expense as allocated under a consolidated tax allocation agreement. Generally, this allocation results in profitable companies recognizing a tax provision as if the individual company filed a separate return, and loss companies recognizing benefits to the extent their losses contribute to reduced consolidated taxes. Deferred income taxes are established and segregated for each member of the consolidated group. Similar procedures are followed by the United Kingdom subsidiaries, which file tax returns under available group relief provisions.

      Income from continuing operations before taxes as shown in the accompanying consolidated statements of income includes the following components:


                                    (Dollars in Thousands)
                                       1999       1998
                                     -------    -------

Domestic - United States             $ 5,366    $ 3,575
Foreign - non U.S., primarily U.K        (15)       (24)
                                     -------    -------
Income from continuing operations
  before taxes                       $ 5,351    $ 3,551
                                     =======    =======

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------

7.    INCOME TAXES: (CONTINUED)
      ------------

      A reconciliation of the United States federal statutory income tax rate to the effective income tax rate for continuing operations follows:

                                                          1999      1998
                                                         ------    ------
United States federal statutory rate                       34.0%     34.0%
State and foreign taxes, net of federal benefit             3.4       6.4
Amortization of goodwill and increases in stock
 grant compensation expense                                19.6       6.2
Valuation allowance                                         0.2      (1.8)
Benefit of Foreign Sales Corporation                       (1.0)     (1.4)
Effect of change in deferred tax rate and other, net       (4.5)     (0.8)
                                                         ------    ------
Effective book income tax rate                             51.7%     42.6%
                                                         ======    ======

     Taxes on income from continuing operations, as shown in the accompanying consolidated statements of income, includes the following components:

                                 (Dollars in Thousands)
                                    1999      1998
                                  -------   -------
Currrent provision:
  Federal                         $   444   $ 2,061
  State                               160       450
  Foreign                              --       (96)
                                  -------   -------
   Total current tax provision        604     2,415
                                  -------   -------
Deferred provision:
  Federal                           1,993      (748)
  State                               176      (155)
                                  -------   -------
   Total deferred tax provision     2,169      (903)
                                  -------   -------
Provision for income taxes        $ 2,773   $ 1,512
                                  =======   =======

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------

7.  INCOME TAXES: (CONTINUED)
    ------------

    The components of the deferred tax assets and liabilities recorded in the accompanying balance sheets at March 31, 1999 and 1998 were as follows:

                                                                (Dollars in Thousands)
                                                           ---------------------------------
                                                                      Deferred
                                                           March 31,   Expense/    March 31,
                                                             1999      (Credit)     1998
Deferred Tax Assets from Continuing Operations:
 Reserves recorded for:
 Accruals/reserves not currently deductible                 $ 3,393    $ 1,118    $ 4,511
 Foreign tax credit and net operating /
   capital loss carryforwards                                   391        974      1,365
                                                            -------    -------    -------
Total deferred tax assets from continuing operations          3,784      2,092      5,876
                                                            -------    -------    -------
Deferred Tax Liabilities for Continuing Operations:
 Excess of book basis over tax basis
   of plant and equipment                                      (874)       192       (682)
                                                            -------    -------    -------
 Other                                                         (189)      (115)      (304)
                                                            -------    -------    -------
Total deferred tax liabilities from continuing operations    (1,063)        77       (986)

Net deferred tax assets from continuing operations            2,721      2,169      4,890

Net deferred tax asset from extraordinary loss                  184       (184)        --

Net deferred tax liability from discontinued operations        (415)       215       (200)
                                                            -------    -------    -------

Net deferred tax assets                                     $ 2,490    $ 2,200    $ 4,690

    The Company's federal income tax returns for the years 1996 through 1998, inclusive, are subject to examination by the Internal Revenue Service. Management believes that adequate tax accruals have been provided for these and subsequent years.

    Undistributed earnings of non-U.S. subsidiaries amounting to $2.1 million at March 31, 1999 and 1998 were considered by management to be permanent business requirements of these subsidiaries under present circumstances and no provision has been made for the additional U.S. income taxes which might result if these undistributed earnings were remitted to the parent company.

    Except for the effects of the reversal of net deductible temporary differences, the Company is not aware of any factors which would cause any significant differences between book and taxable income in future years. Although there can be no assurances that the Company will generate any earnings or specific level of continuing earnings in any jurisdiction, management believes that it is more likely than not that the net deductible differences will reverse during periods when the Company generates sufficient net taxable income, and that sufficient taxable income will be generated in foreign

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------

7.       INCOME TAXES: (CONTINUED)
         ------------

         jurisdictions to permit utilization of related credit carryforwards to the extent recorded at March 31, 1999. The Company has $78,000 of foreign tax credit carryforwards which expire from 2000 to 2003. The Company has established a valuation allowance of $52,000 at March 31, 1999 for a portion of its foreign tax credit carryforwards available against U.S. income taxes.

         In addition, the Company has generated a tax benefit of $884,000 from net operating loss carryforwards as a result of operating losses incurred during the fiscal year ended March 31, 1998 and the three-month period ended March 31, 1997. Due to the Internal Revenue Service limitation on "short-period" losses, a net operating loss carryforward of $312,000, related to the three month period ended March 31, 1997, is reflected in deferred tax assets and is expected to be recognized in full over its remaining four year period. The remaining tax benefit of $572,000 related to the net operating loss carryforward for the fiscal year ended March 31, 1998 was recognized in full in the current year.

8.       CREDIT AND BORROWING ARRANGEMENTS:
         ---------------------------------

         Long-term debt consists of the following at March 31, 1999 and 1998:

                                                                    (Dollars in Thousands)
                                                                    ----------------------
                                                                         1999     1998
                                                                       -------   -------

Term loan (with maturity dates from November 1999 through
 May 2005)                                                             $15,000   $10,800
Subordinated notes (with maturity dates through September 29,
 2005 and fixed interest rate of 12%)                                   10,000    10,000
Revolving credit facility (with a maturity date of June 29, 2003 and
 a variable rate of 7.75% and 8.50% at March 31, 1999 and 1998)             --     2,300
Capital lease obligations                                                   --        25
                                                                       -------   -------
                                                                        25,000    23,125
Less current maturities                                                  1,250     2,420
                                                                       -------   -------
Long-term debt                                                         $23,750   $20,705
                                                                       =======   =======

         Maturities of long-term debt during the five years ending March 31, 2004 and the years thereafter are as follows: 2000 - $1,250,000; 2001 - $2,500,000; 2002 - $2,500,000; 2003 - $2,500,000; 2004 - $2,500,000;
         and thereafter $13,750,000.

         The Company and its subsidiaries entered into a credit agreement on September 27, 1996 with a U.S. bank wherein such bank provided a term loan of $15.0 million and a revolving credit facility of $15.0 million for borrowing and the issuance of letters of credit and under which the Company and its subsidiaries were subject to certain restrictions and covenants including, among other provisions, financial requirements related to fixed charge coverage, debt to cash flow coverage and net worth. On October 9, 1998, the Company amended and restated this credit agreement with the amount available under the agreement being increased to $20.0 million in term loans and $20.0 million in a revolving credit facility for borrowing and the issuance of letters of credit. The Company has pledged the capital stock of substantially all of its subsidiaries as collateral against the revolving credit facility and term

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------

8.       CREDIT AND BORROWING ARRANGEMENTS: (CONTINUED)
         ---------------------------------

         loan. Interest on the term loan and revolver is variable based on prime and/or LIBOR rates plus add on margin rates, as defined. The Company is required to pay a commitment fee of 0.25% quarterly on the unused portion of the revolving credit facility. Of the term loan outstanding at March 31, 1999, $2.5 million was subject to interest based on a then current prime rate of 7.75% with $8.5 million subject to interest based on a 3-month LIBOR rate of 6.75% and $4.0 million was subject to a 1-month LIBOR rate of 6.69%. The March 31, 1998 term loan balance was subject to interest at the then current prime rate of 8.50%. As of March 31, 1999, the Company had borrowed $15.0 million of its term loan facility while its full revolving credit facility of $20.0 million was available. As of March 31, 1998, the Company had fully utilized its $15.0 million term loan facility and had borrowed $2.3 million under its revolving credit facility. As of March 31, 1999 and 1998, The Company had outstanding letters of credit of $1.8 million and $1.7 million, leaving $18.2 million and $11.0 million of its revolving credit facility available on such dates.

         In June 1997, the Company refinanced its related party subordinated debt with subordinated debt from another financial institution. The subordinated debt now bears interest at 12% per annum, interest payments are due monthly, with the principal due on September 29, 2005. In connection with this debt agreement, a portion of the Company's stock has been pledged as collateral for the amount outstanding.

         The Company, in connection with its October 1998 amendment and restatement of its credit agreement, refinanced its existing bank debt and wrote off $264,000 of deferred financing costs (net of taxes of $184,000) which is reflected as an extraordinary loss in the accompanying consolidated statements of income.

         At March 31, 1999 and 1998, the Company's United Kingdom subsidiaries had outstanding bank guarantees of $105,000 and $138,000 issued by a major bank. All of the amounts utilized have been for guarantees issued to customers of the Company for assuring contract performance related to the operations of its United Kingdom subsidiaries and which are collateralized by standby letters of credit issued by the Company's U.S. bank.

9.       COMMITMENTS AND CONTINGENCIES:
         -----------------------------

         The Company, through one U.S. bank, has provided letters of credit totaling $1.8 million at March 31, 1999, all of which are provided under the Company's revolving credit facility, as described in Note 8. The standby letters of credit represent collateral for the following at March 31, 1999: performance and advances on long-term contracts - $750,000; documentary letters of credit - $300,000; and commercial insurance policies - $750,000. The Company purchases surety bonds on an as needed basis. At March 31, 1999, there were $58,000 of such surety bonds outstanding.

         In accordance with an Agreement and Plan of Merger (the "Agreement") dated June 28, 1996, the Company purchased all outstanding shares of common stock of Salem Corporation. As of March 31, 1999 and 1998, 16,628 and 19,409 shares were still outstanding and have not been tendered by shareholders. The liability for these shares is approximately $416,000 and $485,000, and has been recorded in the Company's consolidated balance sheets.

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------


9.  COMMITMENTS AND CONTINGENCIES:  (CONTINUED)
    -----------------------------

    The Company is engaged in ordinary litigation incidental to its business. The Company does not believe that this litigation will have a material adverse effect on its consolidated financial position or results of operations.

10. EMPLOYEE RETIREMENT BENEFITS:
    ----------------------------

    The Company maintains a retirement savings plan, qualified under Section 401(k) of the Internal Revenue Code, for its salaried employees. The Company and its subsidiaries make mandatory contributions to this plan of 3% of base compensation for eligible employees.

    One of the Company's U.S. subsidiaries has two noncontributory defined benefit pension plans covering certain of their collective bargaining employees. Pension benefits are determined by a fixed benefit formula and number of years of service. Company contributions are computed using the projected unit credit method of funding.

    The funded status for the fiscal years ended March 31, 1999 and 1998 was as follows:

                                     (Dollars in Thousands)
                                        1999       1998
                                      -------    -------
Benefit obligation                    $ 3,453    $ 3,262
Fair value of plan assets               3,524      3,367
                                      -------    -------

Funded status                         $    71    $   105
                                      =======    =======

(Accrued) benefit cost recognized
 in the consolidated balance sheets   $  (264)   $  (188)
                                      =======    =======

    The following table sets forth weighted-average assumptions as of March 31, 1999 and 1998:

                                       1999       1998
                                      ------     ------
Weighted-average assumptions
 Discount rate                          7.00%      7.00%
 Expected return on plan assets         7.75%      7.75%

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------


10. EMPLOYEE RETIREMENT BENEFITS: (CONTINUED)
    ----------------------------

    The following table summarizes the plan activity:

                                   (Dollars in Thousands)
                                     1999       1998
                                   --------   --------
Benefit cost                       $     76   $     77
Employer contributions                   --        316
Plan participants' contributions         --         --
Benefits paid                           168        118

    Plan assets were invested primarily in common stocks (45%), bonds and mortgages (25%), investment funds (25%) and real estate (5%).

    The Company's United Kingdom subsidiaries have a contributory defined benefit retirement plan covering substantially all salaried employees. Pension benefits are based primarily on years of service and the employee's average compensation during the three highest consecutive years in the last ten years preceding the date of normal retirement. In addition, employees contribute either 3.0% or 5.0% of their salary, depending upon their position in the Company. The Company contributions are computed using the projected unit credit method of funding, taking into account future salary increases. Plan assets are invested in a pooled collective investment fund comprised of publicly traded stocks and bonds. Based upon the latest actuarial valuation, management estimates that the net periodic pension cost and accrued pension liability are not significant.

11. EMPLOYEE POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:
    ----------------------------------------------------

    The Company provides certain retiree health care benefits covering substantially all domestic salaried employees and certain retiree life insurance covering a portion of its collective bargaining employees. Employees are generally eligible for benefits upon retirement with the Company and completion of ten years of service. The Company does not currently pre-fund these benefits and retains the right to modify or terminate certain of these benefits in the future.

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------

11. EMPLOYEE POSTRETIREMENT BENEFITS OTHER THAN PENSIONS: (CONTINUED)
    ----------------------------------------------------

    The following table illustrates the Company's postretirement benefit funded status as of March 31, 1999 and 1998:

                                      (Dollars in Thousands)
                                        1999        1998
                                      -------    -------

Benefit obligation                    $ 1,359    $ 1,257
Fair value of plan assets                  --         --
                                      -------    -------

Funded status                         $(1,359)   $(1,257)
                                      =======    =======

(Accrued) benefit cost recognized
 in the consolidated balance sheets   $(1,382)   $(1,289)
                                      =======    =======

Benefit cost                          $   126    $   170
                                      =======    =======

    Future benefit costs were estimated assuming medical costs would increase at 7.8% per year, decreasing by 0.56% over each of the next five years and remaining at 5.0% per year thereafter. A 1.0% increase in this annual trend rate would have increased the accumulated postretirement benefit obligation at March 31, 1999 by approximately $94,000 and increased the postretirement benefit expense for the year then ended by approximately $17,000. The weighted average discount rate used to estimate the accumulated postretirement benefit obligation at March 31, 1999 and 1998 was 7.0%. The Company continues to evaluate ways in which it can better manage these benefits and control costs. Any changes in the plan or revisions to assumptions that affect the amount of expected future benefits may have a significant effect on the amount of the reported obligation and annual expense.

12. NON-RECURRING CHARGES:
    ---------------------

    During the fiscal year ended March 31, 1999, the Company recorded $100,000 of non-recurring charges primarily related to executive search fees and relocation costs net of a reversal of a prior year accrual for non-recurring charges. During the fiscal year ended March 31, 1998, the Company recorded severance charges of $1.1 million. In addition, non-recurring charges amounting to $1.1 million were recognized during the year ended March 31, 1998, which primarily related to expenses incurred for the disposal and liquidation of various subsidiaries.

13. DISCONTINUED OPERATIONS:
    -----------------------

    On April 4, 1997, the Company sold its stock in the Minerals Processing Group to a group of management employees of such group for $2.1 million. The loss on disposal of $2.4 million (net of taxes of $1.8 million) was accounted for as a discontinued operation in the year ended March 31, 1997.

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------


13. DISCONTINUED OPERATIONS: (CONTINUED)
    -----------------------

    On July 29, 1997, the Company sold its stock in Salem Furnace Co. for $8.8 million, of which $2.0 million is maintained in escrow as of March 31, 1999 in accordance with the stock purchase agreement. In April, 1999 an agreement as to the final distribution of the escrowed funds was reached. The Company, in May 1999, received $2.2 million, including interest on such funds, which resulted in a gain in fiscal 1999 of $381,000 (net of taxes of $214,000) on the disposal of discontinued operations. The July 1997 sale resulted in a gain in fiscal year 1998 of $570,000 (net of taxes of $2.1 million), which includes a $3.0 million allocation of goodwill, that is non-deductible for tax purposes. The goodwill, which resulted from the Agreement and Plan of Merger of Salem Corporation on September 27, 1996, was allocated one-third to Salem Furnace Co. based on their historical pro-rata portion of consolidated earnings before income taxes. Salem Furnace Co. had total assets and liabilities of $15.4 million and $11.5 million, respectively, at March 31, 1997. Revenues and net income for the period April 1 to July 31, 1997 amounted to $12.0 million and $661,000, respectively.

    In September 1997, Essex was sold at a loss of $313,000 (net of taxes of $729,000). At March 31, 1997, Essex had total assets and liabilities of $4.7 million and $3.2 million, respectively.

    Based upon management's estimates, certain reserves were recorded in fiscal 1998 related to the transactions described above. Such reserves were reduced in fiscal 1999 to $350,000 to reflect a settlement agreement reached with a party to one of the above transactions.

14. SHAREHOLDERS' EQUITY:
    --------------------

    In accordance with an Agreement and Plan of Merger (the "Agreement") dated June 28, 1996, the Company purchased all outstanding shares of common stock of Salem Corporation and issued 551,818 shares of Class A Voting Common Stock, 948,182 shares of Class B Nonvoting Common Stock and 90,000 shares of Redeemable Preferred Stock. All shares of the Company's stock have a par value of $0.01 per share. In December 1996, in connection with an Employee Stockholder Agreement dated September 27, 1996, the Company issued a total of 99,800 additional shares of Class B Nonvoting Common Stock to various executives, management employees and other key employees.

    Associated with the acquisition, certain executives entered into employment agreements with the Company which outlined the terms and conditions of employment. Additionally, the Company entered into employee stockholder agreements which provide for participation in the Company's stock plan by certain executives, management employees and other key employees for the issuance of up to 400,000 of additional future shares of Class B - Nonvoting Common Stock of the Company.

    The additional 400,000 shares were expected to be granted in accordance with the related agreements as follows:

      a. First 100,000 shares - 42,000 granted in five equal amounts and 58,000 granted upon management recommendation and Board of Directors' approval over the five year period from 1998 to 2001. During fiscal 1998, 42,000 shares were granted. As a result, the Company recognized compensation expense based upon the fair market value at the date of grant.

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------


14. SHAREHOLDERS' EQUITY: (CONTINUED)
    --------------------

      b. Second 100,000 shares -- 100,000 shares granted based upon management's recommendation and Board of Directors' approval over the five year period from 1997 to 2001.

      c. Third 200,000 shares -- 200,000 shares granted based on determination by the Board of Directors.

    The executives who have entered into employment agreements with the Company have also entered into put option agreements which provide the right and option to require the Company to purchase any or all of the securities held by the optionee during the designated put period commencing on September 27, 1999 and ending on December 31, 1999. Certain other rights including call rights and provisions related to the discontinuance of employment are also in place.

    The stock grants made to employees of 99,800 shares and the 400,000 additional grants, also include certain provisions related to, among others, put rights by the employees, call rights by the Company, provisions upon discontinuance of employment and certain other rights. The put rights generally become exercisable one year after the stock award is granted and vested shares may be exercised at a rate of 20% per year over a five-year period.

    The initial stock grant of 99,800 shares was recorded based on an estimated fair value of $900,000 as unearned deferred compensation as of December 31, 1996. The unearned deferred compensation was to be amortized as expense over the five-year period between issuance and the private rights exercise period. To the extent that the future fair value of such stock increases above the initial value (as set forth below), additional unearned deferred compensation expense will be recorded for such excess and amortized to expense over the remaining number of years until the put rights become exercisable. However, in connection with the sale of the Minerals Processing Group on April 4, 1997 and Salem Furnace Co. on July 29, 1997, the stock grants held by the employees of such groups immediately vested. Accordingly, the related unamortized deferred compensation of approximately $427,000 was recognized immediately and included in the gain or loss on disposal of discontinued operations. Unearned compensation expense will be amortized to expense over the remaining number of years until the put rights become exercisable. In addition, upon the issuance of additional shares, such shares will be recorded as unearned deferred compensation, based on their estimated fair value at the time of issuance, and amortized to expense over the period beginning one year after issuance and the effective date of the related put right including the five year vesting period during which the shares become exercisable (at 20% per year). These shares may also result in additional future deferred compensation expense to the extent that the future fair value of the stock increases above the initial value at the time of issuance.

    The value used to establish the price for any shares that the Company is obligated to repurchase under put rights obligations contained in existing stockholder agreements is based on a formula of a multiple of five times earnings before interest, taxes and amortization plus cash minus the total of the average debt (including capitalized leases) and preferred stock (including accrued dividends) at the end of each of the preceding twelve months. However, if other information, such as the pending sale of the Company as described in Note 17, supports a different value then such information will be used by the Board of Directors to determine the value to be used

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------


14. SHAREHOLDERS' EQUITY: (CONTINUED)
    --------------------

    On January 9, 1998, the Company entered into an employment agreement with a new member of management that provides such person with the option to purchase 50,000 shares of common stock if certain performance criteria, as defined, are met. Upon exercise, the Company will record compensation expense based on the difference between the exercise price and the fair market value. In addition, the agreement provides for the granting of 100,000 shares of common stock to such person, of which 25,000 shares were fully vested upon grant and for which the Company recognized compensation expense of $192,000 based upon the then current fair value. The remaining 75,000 shares granted to such person will vest if certain share values, as defined, are reached by the Company from December 31, 1998 through December 31, 2002. Compensation expense will be recognized in the future based upon the share values, if such defined values have been achieved. All shares issued in connection with the above are subject to an Employee Stockholder Agreement dated February 20, 1998.

    On August 10, 1998, the Company entered into an employment arrangement with a new member of management that provides such person with the option to purchase 50,000 shares of common stock if certain performance criteria, as defined, are met. Upon exercise, the Company will record compensation expense based on the difference between the exercise price and the fair market value. Upon exercise, these shares are subject to an Employee Stockholder Agreement.

    In February 1999, several retiring employee shareholders exercised their put rights with respect to 39,050 shares of Class B Nonvoting Common Stock of which 510 shares were repurchased by existing employee shareholders with the remaining 38,540 shares having been redeemed for $963,500 and cancelled by the Company.

    As more fully described in Note 17, the shareholders of Precision Industrial Corporation have entered into an agreement to sell the Company to Monarch Machine Tool Company. In connection with such sale, any unvested shares held by employees will fully vest resulting in the recognition of compensation expense by the Company of its balance of unearned deferred compensation of $2.0 million, adjusted by any amounts required to recognize the final per share selling price in accordance with the Stock Purchase Agreement between Monarch Machine Tool Company and the Company.

    The Company also issued 90,000 shares of redeemable Preferred Stock (par value of $0.01 per share) for a total of $9.0 million. Such shares have a liquidation value of $100.00 per share. The Preferred Stock has its own specific rights as set forth in the related legal documents. On March 31, 1997, the Company redeemed the entire $9.0 million of its Preferred Stock and paid the accrued dividend on such shares. The funds for such redemption were provided by additional borrowings of approximately $9.4 million under the Company's existing credit facility.

15. STOCK PLAN:
    ----------

    Effective April 1, 1998, the Board of Directors approved the Precision Industrial Corporation Stock Plan (the "Stock Plan") which provides for restricted stock awards, incentive stock options and non-statutory stock options of up to a total of 150,000 shares of Class B Nonvoting common stock. Specifically, the stock plan provides restricted stock grants for those employees who have been designated to receive 300 shares or less. These grants will vest over 5 years (20% each year) beginning April 1, 1998. For those employees who have been designated to receive an award of more than 300 shares, alternatives will be provided to receive such award as either a restricted stock grant or

               PRECISION INDUSTRIAL CORPORATION AND SUBSIDIARIES

                    NOTES TO CONSOLIDATE FINANCIAL STATEMENTS
                             March 31, 1999 and 1998
                                   ----------


15. STOCK PLAN: (CONTINUED)
    ----------

    a non-statutory stock option. The non-statutory stock option will vest in the same manner as the restricted stock grant. The option exercise price is the estimated fair market value and will expire after 5 years, but is subject to the conditions and restrictions contained in the Employee Stockholder Agreement dated September 27, 1996 and the Stock Plan. The Board of Directors, on May 18, 1998, awarded 22,500 shares under the stock plan. All employees elected to receive the award as a restricted stock grant. The Company recorded $126,000 in compensation expense related to this stock grant during the year ended March 31, 1999.

    In addition, on May 15, 1998, certain outside Directors purchased 90,000 shares of Class B Nonvoting common stock at a purchase price of $0.67 per share under the terms associated with such purchases. The purchased shares were 20% vested on the date of purchase with the remaining shares vesting ratably over the next four years on each December 31, subject to continued service and attendance of at least 80% of the Board meetings each year. The Company will record compensation expense for the difference, if any, between the purchase price and the fair market value of the shares over the vesting period. All stock purchased is subject to the terms and conditions of an Employee Stockholder Agreement dated May 15, 1998.

16. MANAGEMENT INCENTIVE PLAN:
    -------------------------

    Precision Industrial Corporation maintains a Management Incentive Plan for its executive officers. The Company expensed $228,000 for this Plan during the fiscal year ended March 31, 1999.

    Herr-Voss Industries, Inc. maintains a Management Incentive Plan for its executive officers. Amounts previously expensed and unawarded of approximately $167,000 were reversed in the fiscal year ended March 31, 1999. There were no amounts expensed for this Plan for the fiscal year ended March 31, 1998.

17. SUBSEQUENT EVENTS:
    -----------------

    In April, 1999, as a result of the pending sale of the Company, a severance and release agreement was executed between the Company and its President and Chief Executive Officer (also a Director of the Company) whereby the Company agreed to provide such individual with severance pay and benefits through September, 2000. The total cost of such payments is expected to be approximately $1.1 million. Additionally, as part of the severance agreement, the Company vested 15,000 of the 75,000 performance vesting shares, which are more fully described in Note 14. The Company will recognize $375,000 of stock grant compensation expense with respect to these 15,000 shares. The remaining 60,000 performance vesting shares were repurchased by the Company for $1 and were then cancelled.

    On May 13, 1999, the Company's owners entered into a definitive agreement to sell the company to the Monarch Machine Tool Company for approximately $55.0 million in cash, 500,000 Monarch common shares, and the assumption of approximately $19.0 million of the Company's indebtedness. The Company expects the acquisition to be completed by late June, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and
Shareholders of Salem Group, Inc.:

We have audited the accompanying consolidated balance sheets of Salem Group, Inc. (a Delaware corporation) and Subsidiaries as of March 31, 1997, and December 31, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three-month periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Salem Group, Inc. and Subsidiaries as of March 31, 1997 and December 31, 1996, and the results of their operations and their cash flows for each of the three-month periods then ended, in conformity with generally accepted accounting principles.





/s/ Arthur Andersen LLP
-------------------------
Pittsburgh, Pennsylvania
June 27, 1997

                       SALEM GROUP, INC. AND SUBSIDIARIES
                       ----------------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------
                             (DOLLARS IN THOUSANDS)
                             ----------------------


                                                                 MARCH 31,  DECEMBER 31,
          A S S E T S                                              1997        1996
          -----------                                            --------    --------
CURRENT ASSETS:
 Cash and cash equivalents (including restricted
   cash of $5,872 and $6,034, respectively)                      $  7,904    $  9,853
  Restricted short-term investments                                   750         920
  Receivables                                                      16,037      18,677
  Contracts-in-progress, net                                        3,016       6,499
  Inventories                                                       4,662       5,007
  Income tax benefit                                                3,184       1,466
  Income tax receivable                                             2,036       1,008
    Prepaid expenses                                                1,476       2,377
  Net current assets of discontinued operations                     2,074       7,639
                                                                 --------    --------
           Total current assets                                    41,139      53,446
                                                                 --------    --------
PROPERTY, PLANT AND EQUIPMENT, at cost                             20,484      20,336
  Less-Accumulated depreciation                                    10,310      10,635
                                                                 --------    --------
  Net property, plant and equipment                                10,174       9,701
                                                                 --------    --------
OTHER ASSETS:
  Investments in affiliated companies, at equity                    1,654       1,820
  Income tax benefit                                                2,452       2,195
  Goodwill, net                                                     9,858       9,918
  Other assets                                                        471         324
                                                                 --------    --------
  Total assets                                                   $ 65,748    $ 77,404
                                                                 ========    ========

          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
CURRENT LIABILITIES:
Current maturities of long-term debt                             $  1,300    $  1,431
Accounts payable (including outstanding checks
 of $2,335 and $2,451, respectively)                               10,680      13,213
Advance billings on contracts, net                                 14,677      14,463
Accrued payroll and employee benefits                               2,735       3,895
Accrued insurance reserves                                          1,829       1,759
Other accrued liabilities                                           2,546       2,695
Reserves for warranty expense                                       1,614       1,829
                                                                 --------    --------
           Total current liabilities                               35,381      39,285
                                                                 --------    --------
LONG-TERM DEBT                                                     27,275      22,899
OTHER NONCURRENT LIABILITIES                                        3,074       3,517
MINORITY INTEREST                                                     520         565
SHAREHOLDERS' EQUITY:
Redeemable preferred stock, par $.01;
 90,000 shares authorized and outstanding                              --       9,000
Common stock, $.01 par value;
  Voting 554,605 shares authorized, 551,818 shares outstanding          6           6
  Nonvoting 1,465,395 shares authorized, 1,047,982 and
    948,182 shares outstanding, respectively                           10          10
Paid-in surplus                                                     1,950       1,950
Retained earnings                                                    (924)      1,887
Unearned deferred compensation                                       (600)       (900)
Cumulative translation adjustment                                    (944)       (815)
                                                                 --------    --------
           Total shareholders' equity                                (502)     11,138
                                                                 --------    --------
           Total liabilities and shareholders' equity            $ 65,748    $ 77,404
                                                                 ========    ========



The accompanying notes are an integral part of these statements.

                       SALEM GROUP, INC. AND SUBSIDIARIES
                       ----------------------------------
                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND DECEMBER 31, 1996
         ---------------------------------------------------------------
                             (DOLLARS IN THOUSANDS)



                                                 MARCH 31,  DECEMBER 31,
                                                   1997        1996
                                                 --------    --------

CONTRACT REVENUES                                $ 21,772    $ 26,619


COST OF REVENUES                                   16,836      19,899
                                                 --------    --------
     Gross income                                   4,936       6,720

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                       3,620       3,530
                                                 --------    --------

     Operating income                               1,316       3,190

OTHER INCOME (EXPENSE):
     Interest income                                  112         174
     Interest expense                                (482)       (588)
     Equity in net earnings of affiliates             (68)         39
     Other income, net                                 61         323
                                                 --------    --------
         Total other expense                         (377)        (52)
                                                 --------    --------

         Income from continuing operations
           before taxes and minority interest         939       3,138

PROVISION FOR INCOME TAXES                           (412)     (1,012)

MINORITY INTEREST, NET                                 45         (55)
                                                 --------    --------

        Income from continuing operations             572       2,071

         (Loss)/income from discontinued
         operations, net of tax                      (745)         19

         Loss on disposal of
           discontinued operations, net of tax     (2,426)         --
                                                 --------    --------

NET INCOME                                       $ (2,599)   $  2,090
                                                 ========    ========

--------------
The accompanying notes are an integral part of these statements.

                       SALEM GROUP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)




                                REDEEMABLE                                          UNEARNED   CUMULATIVE
                                 PREFERRED           COMMON STOCK PAID-IN RETAINED  DEFERRED   TRANSLATION
                                  STOCK     VOTING   NONVOTING  SURPLUS  EARNINGS COMPENSATION ADJUSTMENT
                                  -----     ------   ---------  -------  -------- ------------ ----------

BALANCE,
  September 30, 1996            $ 9,000    $     6   $     9   $   985   $    --    $    --    $    --

Net income                           --         --        --        --     2,090         --         --
Dividends declared
  ($2.25 per preferred share)        --         --        --        --      (203)        --         --
Aggregate translation
  adjustment                         --         --        --        --        --         --       (814)
Issuance of stock grants             --         --         1       965        --       (900)        --
                                -------    -------   -------   -------   -------    -------    -------

BALANCE,
  December 31, 1996             $ 9,000    $     6   $    10   $ 1,950   $ 1,887    $  (900)   $  (814)
                                =======    =======   =======   =======   =======    =======    =======

Net loss                             --         --        --        --    (2,599)        --         --
Aggregate translation
  adjustment                         --         --        --        --        --         --       (130)
Redemption of preferred
  stock                         $(9,000)        --        --        --        --         --         --
Dividends declared                                                           (212)        --        --
Amortization of unearned
  deferred compensation                                             --         --       300         --
                                -------    -------   -------   -------    -------   -------    -------

BALANCE,
 March 31, 1997                 $   -0-    $     6   $    10   $ 1,950   $  (924)   $  (600)   $  (944)
                                =======    =======   =======   =======   =======    =======    =======


-----------------
The accompanying notes are an integral part of these statements.

                       SALEM GROUP, INC. AND SUBSIDIARIES
                       ----------------------------------
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND DECEMBER 31, 1996
         ---------------------------------------------------------------
                (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS
                ------------------------------------------------
                             (DOLLARS IN THOUSANDS)


                                                         March 31,  December 31,
                                                            1997        1996
                                                         --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                             $ (2,599)   $  2,090
  Adjustments for noncash items -
     Depreciation and amortization                            257         264
     Deferred income taxes                                   (246)      1,152
     Reserves for warranty expense                           (215)         27
     Earnings of affiliates, net                               68         (39)
     Minority interest                                        (45)         55
     Stock grant compensation expense                          40          --
     Loss on sale of subsidiaries                           2,426          --
  Changes in balance sheet accounts -
     Receivables                                            2,500      (3,311)
     Contracts-in-progress, net                             3,658       2,602
     Inventories                                              345         540
     Prepaid expenses                                         893         426
     Income tax receivable                                 (1,028)     (1,008)
     Accounts payable                                      (2,441)       (287)
     Accrued income taxes                                      --        (666)
     Accrued liabilities                                   (1,228)      1,015
     Other noncurrent liabilities                            (443)        219
     Accrued dividends                                         --        (203)
     Cumulative translation adjustments                       155         106
                                                         --------    --------
       Net cash flows provided by operating activities      2,097       2,770

CASH FLOWS FROM INVESTING ACTIVITIES:
  Short-term investments                                      170         783
  Investment in affiliates                                    388          47
  Purchases of property, plant and equipment                 (835)     (1,615)
  Change in net assets of discontinued operations           1,515         106
                                                         --------    --------
       Net cash flows provided by investing activities      1,238        (679)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid                                               (414)         --
Redemption of preferred stock                              (9,000)         --
Proceeds from long term debt                               11,400          --
Principal payments under capital leases                      (125)        (56)
Debt repayments                                            (7,024)     (7,855)
                                                         --------    --------
       Net cash flows used by financing activities         (5,163)     (7,911)
EFFECT OF EXCHANGE RATE CHANGES ON CASH                      (121)       (830)
NET DECREASE IN CASH AND CASH EQUIVALENTS                  (1,949)     (6,650)
CASH AND CASH EQUIVALENTS, Beginning of year                9,853      16,503
                                                         --------    --------
CASH AND CASH EQUIVALENTS, End of year                   $  7,904    $  9,853
                                                         ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                               244         589
  Income taxes paid, net                                      442       1,668


----------------
The accompanying notes are an integral part of these statements.

                       SALEM GROUP, INC. AND SUBSIDIARIES
                       ----------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                                 MARCH 31, 1997
                                 --------------



1.   ORGANIZATION AND OPERATIONS:

Salem Group, Inc. (the "Company"), a Delaware corporation, and its wholly-owned subsidiary, SC Acquisition Corporation, a Pennsylvania corporation, were formed in 1996 for the purpose of effecting a merger with Salem Corporation in accordance with the Agreement and Plan of Merger (the "Agreement") dated June 28, 1996. The Agreement resulted in the merger of SC Acquisition Corporation with and into Salem Corporation on September 27, 1996 and resulted in Salem Corporation becoming a wholly-owned subsidiary of the Company.

During 1997, the Company changed its fiscal yearend from December 31 to March
31.

The accounting principles for a purchase business transaction, as set forth in Accounting Principles Board Opinion No. 16 (APB No. 16), were used to account for the merger. The Company's tangible purchased assets and assumed liabilities were not adjusted as a result of the acquisition, as management believes that the carrying values approximate fair market values. As a result, the purchase price, including merger costs, in excess of the net assets acquired, was assigned to goodwill. The dispositions of certain subsidiary operations, as described later, have been included as a component of purchase accounting.

The Company and its subsidiaries are in the business of designing, engineering and installing heavy industrial equipment primarily for the metals, coal and other minerals industries. The Company presently operates in two business segments; metal processing equipment and industrial furnaces.

The revenues of the Company's business are derived primarily from long-term contracts which are negotiated by sales engineers employed by the Company. For the three months ended March 31, 1997 and December 31, 1996, no single customer accounted for more than 10% of consolidated contract revenues. For additional information with respect to customers see Note 15.

Export sales may bear additional credit risks beyond normal credit risks and are usually secured by letters of credit or other forms of credit insurance. As a multinational corporation, the Company manages its foreign currency risk through the purchase of forward contracts in the limited number of contracts denominated in foreign currencies. The Company manages its exposure to translation gains and losses by borrowing in local currencies, which reduces such exposure. The Company does not engage in the trading of, or speculation in, derivative instruments.

As described in Note 11, the Company sold the Minerals Processing Group on April 4, 1997, and has accounted for the group's financial results as a discontinued operation in the accompanying financial statements.

In addition, on June 11, 1997, the Company entered into a stock purchase agreement to sell all of the issued and outstanding capital stock of Salem Furnace Company for $8.8 million. The sale will result in an estimated pre-tax gain of $5.2 which will be recognized in fiscal 1998. Refer to Note 15 for financial results of Salem Furnace Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. Investments in other than wholly-owned and majority-owned subsidiaries include two 50%-owned subsidiaries in Japan and a 40%-owned subsidiary in India, all of which are carried at equity.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results may differ from those estimates.

CASH EQUIVALENTS. Cash equivalents, which consist primarily of time deposits, are stated at cost, which approximates market. For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with maturities of three months or less at the date of acquisition to be cash equivalents.

SHORT-TERM INVESTMENTS. Short-term, interest-bearing investments are those with maturities of one year or less but greater than three months when purchased. These investments are readily convertible to cash and are stated at cost, which approximates fair value.

CONTRACT ACCOUNTING. The Company and its subsidiaries account for contracts on the percentage-of-completion method. Based upon the nature of the contract, the Company determines the stage of completion using the relationship of total costs incurred to total estimated costs at completion. Contract costs, as reflected in the consolidated statements of income, include all direct contract costs and overhead, including all related engineering costs. Changes in contract performance, estimated profitability and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. If a loss is projected on any contract-in-progress, provision is made currently for the entire projected loss. Warranty reserves are provided during the course of contract performance for costs which may be incurred after completion. For contracts where the Company is also licensing the technology, royalty income is recognized in accordance with the terms of the contract.

INVENTORIES. Inventories are valued at the lower of cost (determined by the first-in, first-out method) or market and consist primarily of raw materials.

OPERATING CYCLE. The operating cycles of contracts vary and in some cases are more than one year. In accordance with industry practices, all contract-related accounts are included in current assets and liabilities.

PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment are carried at cost. Major additions and betterments are capitalized, while maintenance and repairs which do not significantly improve or extend the lives of the respective assets are expensed in the year incurred. Property disposed of is removed from the asset and accumulated depreciation accounts, with the gain or loss credited or charged to current income.

DEPRECIATION AND AMORTIZATION. The Company provides for depreciation over the estimated useful lives of the plant and equipment, employing both straight-line and accelerated methods. License agreements and other purchased technology are amortized on the straight-line method over the remaining years expected to be benefitted.

GOODWILL. Goodwill (excess of cost over net assets acquired) is being amortized on a straight line basis over a 40 year period.

DEVELOPMENT COSTS. Development costs related to continuing operations are charged to operations as incurred and amounted to $110,000 and $98,000 for the three months ended March 31, 1997 and December 31, 1996.

INCOME TAXES. The Company, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" computes deferred tax assets or liabilities based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expense or credit is based on the changes in the assets and liabilities from period to period. See Note 6 for further information concerning income taxes.

TRANSLATION OF FOREIGN CURRENCY FINANCIAL STATEMENTS. The financial statements of foreign subsidiaries are translated using the standards established by the Financial Accounting Standards Board ("FAS No. 52"). Accordingly, all assets and liabilities of foreign subsidiaries are translated at year-end exchange rates; revenue and expense accounts are translated at the average exchange rates during the year. Net unrealized translation gains or losses are reflected in the cumulative translation adjustment and are not included in net income.

NEW ACCOUNTING PRONOUNCEMENTS. In 1996, the Company adopted SFAS No. 121 -"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that the carrying value of long-lived operating assets, when determined to be impaired, be adjusted so as not to exceed the estimated undiscounted cash flows provided by such assets. Statement of Financial Accounting Standards No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of in future periods.

The Company also adopted in 1996, SFAS No. 123 "Accounting for Stock Based Compensation" - which recommends, but does not require, that companies change their method of accounting for stock-based compensation plans to one that attributes compensation costs equal to the fair value of a stock-based compensation arrangement over the period service is rendered that qualifies an employee to receive such compensation. Companies not electing to change their method of accounting are required, among other things, to provide additional disclosures which in effect restate a company's results for comparative periods as if the new method of accounting had been adopted.

The adoption of these new accounting pronouncements did not have a material effect on the Company's financial condition or results of its operations.

In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The Company has adopted the provisions of this statement effective March 31, 1997 with no impact on the Company's operating or financial position.

In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure." The disclosure requirements will have to be adopted by the Company for fiscal year ending March 31, 1998.

In June 1997, The FASB issued SFAS No. 130, "Reporting Comprehensive Income." The statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. The Company is required to adopt the new standards for fiscal year ending March 31, 1999.

3. RECEIVABLES:

Receivables at March 31, 1997 and December 31, 1996 are net of allowances for doubtful accounts of $91,000 and $140,000, respectively.

In accordance with the provisions of long-term contracts, certain percentages of billings or amounts are withheld by customers until completion and acceptance of the project. At March 31, 1997 and December 31, 1996, these contract retentions amounted to approximately $1.3 million and $986,000, respectively. Retentions due are included in current receivables. Based upon prior experience with similar contracts, retentions are expected to be collected within one year.

4. INVESTMENTS IN AFFILIATED COMPANIES:

NIPPON HERR CO., LTD.

The Company owns 48,000 shares of capital stock of Nippon Herr Co., Ltd., representing a 50% interest of Nippon Herr's outstanding common stock at March 31, 1997 and December 31, 1996. Nippon Herr's principal business is the engineering and installation of metal can forming equipment. The Company's equity in net earnings of Nippon Herr was recorded through February 28, 1997 based on financial statements at that date. The Company accounts for its investment in Nippon Herr using the equity method. Equity (loss) income of ($32,000) and $40,000 was recognized in the three months ended March 31, 1997 and December 31, 1996, respectively. Nippon Herr's total assets and stockholder's equity were $8.5 million and $2.4 million, respectively, at February 28, 1997.

OTHER

Other affiliates consist of Daido Herr Engineering Co., Ltd. and Wesalem Company Pvt. Ltd. The Company uses the equity method to account for these investments. These investments and related operations are not material to the Company.

5. CONTRACTS-IN-PROGRESS:

Amounts reflected in the balance sheets as contracts-in-progress consist of costs incurred on contracts-in-progress plus estimated earnings thereon less progress billings. Where progress billings exceed costs and earnings, that amount is reflected as advance billings on contracts. At March 31, 1997 and December 31, 1996 these amounts were as follows:

                                                            (DOLLARS IN THOUSANDS)
                                                         ----------------------------
                                                         MARCH 31,       DECEMBER 31,
                                                           1997              1996
                                                         ---------         ---------

             Costs incurred plus estimated earnings      $  73,831         $  80,722
             Less-Progress billings                        (85,492)          (88,686)
                                                         ---------         ---------
                                                         $ (11,661)        $  (7,964)
                                                         =========         =========

             Presentation in balance sheets:
              Contracts-in-progress                      $   3,016         $   6,499
              Advance billings on contracts                 14,677            14,463
                                                         ---------         ---------
                                                         $ (11,661)        $  (7,964)
                                                         =========         =========

6.  INCOME TAXES:

The Company and all of its domestic subsidiaries file a consolidated federal income tax return. The parent company and its domestic subsidiaries each report current income tax expense as allocated under a consolidated tax allocation agreement. Generally, this allocation results in profitable companies recognizing a tax provision as if the individual company filed a separate return, and loss companies recognizing benefits to the extent their losses contribute to reduced consolidated taxes. Deferred income taxes are established and segregated for each member of the consolidated group. Similar procedures are followed by the Company's United Kingdom subsidiaries, which file tax returns under available group relief provisions.

Income for continuing operations before taxes and minority interest as shown in the accompanying consolidated statement of income include the following components:

                                                             (DOLLARS IN THOUSANDS)
                                                            ------------------------
                                                             MARCH 31,   DECEMBER 31,
                                                              1997          1996
                                                             -----         -------

             Domestic                                        $  (8)        $(3,139)
             Foreign                                           947           6,277
                                                             -----         -------
             Income from continuing operations
               before taxes and minority interest            $ 939         $ 3,138
                                                             =====         =======

The above amounts include certain intercompany transactions that are or will be reflected in separate U.S. and Non-U.S. tax returns. These intercompany transactions are not taxable in the United Kingdom due to current United Kingdom tax laws and net operating loss carryforwards. However, the effect of these transactions are eliminated in the consolidated financial statements.

A reconciliation of the United States federal statutory income tax rate to the effective income tax rate for continuing operations follows:


                                                                         (DOLLARS IN THOUSANDS)
                                                                       --------------------------
                                                                       MARCH 31,     DECEMBER 31,
                                                                         1997            1996
                                                                         ----            ----

             United States federal statutory rate                        34.0%           34.0%
             State and foreign taxes, net of federal tax                  6.2             2.3
             Valuation allowance                                            -            (1.0)
             Loss/(Income) of Bermuda subsidiary upon which
               no taxes are imposed                                       4.6            (1.0)
             Benefit of foreign sales corporation                        (1.8)           (1.5)
             Other, net                                                  (0.8)           (0.6)
                                                                         -----           ----
             Effective book income tax rate                              43.8%           32.2%
                                                                         =====           ====

Taxes on income from continuing operations, as shown in the accompanying consolidated statement of income, include the following components:


                                                                        (DOLLARS IN THOUSANDS)
                                                                       ------------------------
                                                                       MARCH 31,    DECEMBER 31,
                                                                         1997           1996
                                                                       ------         -------
             Current provision
               Federal                                                 $  198         $  (898)
               State                                                       90             115
               Foreign                                                    370           1,052
                                                                       ------         -------
                  Total current tax provision                             658             269
                                                                       ------         -------
             Deferred provision:
               Federal                                                   (209)          1,561
               State                                                     ( 37)            275
               Foreign                                                     -           (1,093)
                                                                       ------         -------
                  Total deferred tax provision                          (246)             743
                                                                       ------         -------
             Provision for income taxes                                $  412         $(1,012)
                                                                       ======         =======

The components of the deferred tax assets and liabilities recorded in the accompanying balance sheets at March 31, 1997 and December 31, 1996 and the change in such accounts for the three month period ended March 31, 1997 and December 31, 1996 were as follows:

                                                                               ($ IN THOUSANDS)
                                                               -------------------------------------------
                                                                               DEFERRED
                                                               MARCH 31,       EXPENSE/        DECEMBER 31,
                                                                1997           (CREDIT)            1996
                                                               -------          ------            ------
     Deferred Tax Assets:
      Reserves recorded for-
       Warranty                                                $  177           $    -            $  177
       Cost after shipment                                        466               71               537
       Compensation                                               387             (152)              235
       Liability claims                                           224              (89)              135
       Vacation pay                                               297                -               297
       Investments                                                408                -               408
       Inventory                                                  192              (10)              182
       Self-insurance claims                                      398               25               423
       Postemployment benefits                                    569               28               597
       Business insurance                                         312                4               316
     Foreign tax credit and net
       operating loss carryforwards                               218                -               218
     Other                                                        668             (112)              556
     Capitalizable merger costs                                   552                9               561
     Valuation allowance                                         (143)               -              (143)
                                                               -------          ------            ------
     Total deferred tax assets                                  4,725             (226)            4,499
                                                               -------          ------            ------

     Deferred Tax Liabilities:
       Excess of book basis over tax
         basis of plant and equipment                            (670)             (12)             (682)
       Other                                                     (148)              (8)             (156)
                                                               ------           ------            ------
     Total deferred tax liabilities                              (818)             (20)             (838)
                                                               ------           ------            ------

   Net deferred taxes                                          $3,907           $(246)            $3,661
                                                               ======           ======            ======


Salem Corporation has signed consents to extend the time for the Internal Revenue Service ("IRS") to complete the review of the 1987 through 1992 tax years. Such consents extend the period during which the IRS may assess tax for its federal income tax returns until December 31, 1997. Salem Corporation's federal income tax returns for the years 1987 through 1992, inclusive, are currently being examined by the IRS. Management believes that adequate tax accruals have been provided for these and subsequent years.

Undistributed earnings of non-U.S. subsidiaries amounting to $2.3 and $2.1 million at March 31, 1997 and December 31, 1996 were considered by management to be permanent business requirements of these subsidiaries under present circumstances and no provision has been made for the additional U.S. income taxes which might result if these undistributed earnings were remitted to the parent company. However, any decision to remit such earnings in the future in the form of dividends is not expected in the aggregate to result in significant additional income taxes.

The Company has generated book pretax income from continuing operations of $939,000 and $3.1 million, for the three month period ended March 31, 1997 and December 31, 1996. Except for the effects of the reversal of net deductible temporary differences, the Company is not aware of any factors which would cause any significant differences between book and taxable income in future years. Although there can be no assurances that the Company will generate any earnings or specific level of continuing earnings in any jurisdiction, management believes that it is more likely than not that the net deductible differences will reverse during periods when the Company generates sufficient net taxable income, and that sufficient taxable income will be generated in foreign jurisdictions to permit utilization of related credit carryforwards to the extent recorded at March 31, 1997 and December 31, 1996. The Company has $218,000 of foreign tax credit carryforwards which expire from 1998 to 2001. The Company has established a valuation allowance of $143,000 at March 31, 1997 and December 31, 1996 for a portion of its foreign tax credit carryforwards available against U.S. income taxes.

7.  CREDIT AND BORROWING ARRANGEMENTS:

Long-term debt for March 31, 1997 and December 31, 1996 is as follows:


                                        SCHEDULED         INTEREST                  ($ IN THOUSANDS)
                                        MATURITY            RATE            MARCH 31,    DECEMBER 31,
                                     --------------------------------       ------------------------
                                                                             1997             1996

Term Loans                              1997-2003         7.5%-9.75%        $10,000          $10,716
Related party
  subordinated notes                      2003               10.0%           10,000           10,000
Revolving credit facility                 2001           7.093%-8.25%         8,400            3,225
Other debt                                1997            5.75%-12.5%             -              114
Capital lease obligations                                                       175              275
                                                                            -------          -------
                                                                             28,575           24,330
Less current maturities                                                       1,300            1,431
                                                                            -------          -------
Long-term debt                                                              $27,275          $22,899
                                                                            =======          =======


Maturities of long-term debt during the five years ending December 31, 2001 and the years thereafter are as follows: 1998 - $1,300,000; 1999 - $1,275,000; 2000
- $1,200,000; 2001 - $1,200,000; 2002 - $9,600,000; and years thereafter -
$14,000,000.

In connection with the merger, the Company and its subsidiaries entered into a credit agreement on September 27, 1996 with a U.S. Bank wherein such bank provides a term loan of $15.0 million and a revolving credit facility of $15.0 million for borrowing and the issuance of letters of credit and under which the Company and its subsidiaries are subject to certain restrictions and covenants including, among other provisions, financial requirements related to fixed charge coverage, debt to cash flow coverage and net worth. The Company has pledged the capital stock of substantially all of its subsidiaries as collateral against the revolving credit facility and term loan. Interest on the term loan and revolver is variable based on prime and/or LIBOR rates plus add on margin rates as defined. The Company is required to pay a commitment fee of 0.375% quarterly on the unused portion of the revolving credit facility. As of March 31, 1997, the Company had borrowed $8.4 million under its revolving credit facility and had outstanding letters of credit of $5.4 million, leaving $1.2 million available. At December 31, 1996, the Company, under its revolving credit facility, had borrowed $3.2 million and had outstanding letters of credit of $5.4 million, leaving $6.4 million available. Also, at March 31, 1997 and December 31, 1996 the Company had $5.0 million of its term loan available. At March 31, 1997 and December 31, 1996, the prime rate was 8.25%, which the Company uses as its base rate.

As part of the merger, the Company borrowed $10.0 million in the form of two subordinated promissory notes from two major shareholders in order to fund the acquisition at September 27, 1996. These notes bear interest at 10% per annum, payable quarterly beginning December 31, 1996, with the principal due in full on December 31, 2003. The Company has subsequently refinanced this debt with another financial institution. The new debt bears interest at 12% per annum, due monthly, with the principal due in two equal payments on June 29, 2001 and 2002.

The Company's United Kingdom subsidiaries have two separate credit facilities totalling $2.0 million at one major bank consisting of a facility for the issuance of bank guarantees and an overdraft and loan facility. Interest on borrowings is charged at 1.25% over the bank's base rate, which was 6% at March 31, 1997 and December 31, 1996. Of the $574,000 facility for the issuance of bank guarantees, approximately $334,000 is currently utilized. All of the amounts utilized have been for guarantees issued by the bank to customers of the Company for assuring contract performance related to the operations of its United Kingdom subsidiaries. Of the $1.4 million facility for overdrafts and loans, $354,000 was utilized at March 31, 1997. The agreement for such combined credit facility requires that a stand-by letter of credit be issued on behalf of Salem Corporation equal to the total of such facility. This credit line is subject to periodic review by the bank.

8. COMMITMENTS AND CONTINGENCIES:

The Company is engaged in ordinary litigation incidental to its business. The Company does not believe that this litigation will have a material adverse effect on its consolidated financial position or results of operations.

The Company, through two U.S. banks, has provided standby letters of credit totaling $5.4 million and $5.8 million at March 31, 1997 and December 31, 1996, respectively. Of this total, $5.1 million was provided under the Company's revolving credit facility as described in Note 7; the remaining $317,000 was issued by another U.S. bank.


                                                                           REQUIRED
                                                                       STANDBY LETTERS
                                                         AMOUNT          OF CREDIT AS
                                         FACILITY       UTILIZED          COLLATERAL
                                         --------       --------          ----------

      Surety facility                     $10,000        $  168            $  500

      Surety facility                       1,400         1,400             2,000

      Performance and advances
       on long-term contracts               N/A            N/A              2,900


See also Note 12 for additional commitments of the Company.

9. EMPLOYEE RETIREMENT BENEFITS:

The Company maintains a retirement savings plan, qualified under Section 401(k) of the Internal Revenue Code, for its salaried employees. The Company and its subsidiaries make mandatory contributions of 3% of base compensation for eligible employees to this plan.

Two of the Company's U.S. subsidiaries have noncontributory defined benefit pension plans covering certain of their collective bargaining employees. Pension benefits are determined by a fixed benefit formula and number of years of service. Company contributions are computed using the projected unit credit method of funding.

Net periodic pension cost for the Company's collective bargaining plans for the three months ended March 31, 1997 was as follows:


                                                         ($ IN THOUSANDS)
                                                         ----------------

                Current service cost                           $26
                Interest cost on projected
                  benefit obligation                            53
                Return on assets                               (55)
                                                               ---
                Net periodic pension cost                      $24
                                                               ===


The following table sets forth the funded status of these plans as of November 1, 1996 (date of latest actuarial valuation):


                                                                        ($ IN THOUSANDS)
                                                                        ----------------
                Actuarial present value of
                  benefit obligations:
                    Vested benefit obligation                                $2,815
                                                                             ======

                    Accumulated benefit obligation                            3,121
                                                                             ======

                Projected benefit obligation                                  3,121
                Plan assets at fair value                                     2,735
                                                                             ------
                Projected benefit obligation in
                 excess of plan assets                                          386
                                                                             ======

                Net periodic pension expense
                 recognized from November 1, 1996
                 through March 31, 1997                                          40
                                                                             ------

                Accrued pension liability in the
                 consolidated balance sheet                                  $  426
                                                                             ======

Actuarial assumptions used in developing this data were:

                Discount rate                                                 7.00%
                Long-term rate of return on assets                            7.75%


Plan assets were invested primarily in common stocks, bonds, mortgages and government securities.

The Company's United Kingdom subsidiaries have a contributory defined benefit retirement plan covering substantially all salaried employees. Pension benefits are based primarily on years of service and the employee's average compensation during the three highest consecutive years in the last ten years preceding the date of normal retirement. In addition, employees contribute either 3.0% or 5.0% of their salary, depending upon their position in the Company. The Company contributions are computed using the projected unit credit method of funding, taking into account future salary increases at 5.5% per year.

Net periodic pension cost for these plans for the three months ended March 31, 1997 was as follows:

                                                            ($ IN THOUSANDS)
                                                            ----------------

                Current service cost                               $17
                Interest cost on projected
                  benefit obligation                                23
                Return on assets                                   (26)
                                                                   ---
                Net periodic pension cost                          $14
                                                                   ===

The following table sets forth the funded status of these plans as of October 28, 1996 (date of the latest actuarial valuation):


                                                           ($ IN THOUSANDS)
                                                           ----------------
                Actuarial present value of
                    benefit obligations:
                       Vested benefit obligation                $1,034
                                                                ======

                       Accumulated benefit obligation            1,152
                                                                ======

                Projected benefit obligation                     1,203
                Plan assets at fair value                        1,210
                                                                ------
                Plan assets in excess of the
                    projected benefit obligation                     7
                                                                ======

                Net periodic pension expense
                    recognized from October 28, 1996
                    to March 31, 1997                               22
                                                                ------

                Accrued pension liability in the
                    consolidated balance sheet                  $   15
                                                                ======

Actuarial assumptions used in developing this data in 1996 were:

                Discount rate                                      8.0%
                Long-term rate of return on assets                 8.5%


Plan assets were invested in a pooled collective investment fund comprised of publicly traded stocks and bonds.

Several of the Company's subsidiaries participate in multiemployer pension plans, primarily the United Mine Workers of America (UMWA) Pension Plan, as a result of collective bargaining agreements. In addition to the pension contributions, the Company's subsidiaries also contribute to a UMWA fund for retiree health care benefits.

10. EMPLOYEE POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

The Company provides certain retiree health care benefits covering substantially all domestic salaried employees. Employees are generally eligible for benefits upon retirement with the Company and completion of ten years of service. The Company does not currently pre-fund these benefits and retains the right to modify or terminate certain of these benefits in the future. The Company's postretirement benefit expense for the three month period ended March 31, 1997 and December 31, 1996 was as follows:

                                                                   ($ IN THOUSANDS)
                                                                March 31,  December 31,
                                                                   1997        1996
                                                                -----------------------
                Current service cost of benefits
                 earned during the period                          $18         $22
                Interest cost on accumulated
                    postretirement benefit obligation               31          34
                                                                   ---         ---
                Net periodic postretirement benefit cost           $49         $56
                                                                   ===         ===

The accumulated postretirement benefit obligation which is reflected in the accompanying balance sheets, is comprised of the following at March 31, 1997 and December 31, 1996:


                                                                 ($ IN THOUSANDS)
                                                               March 31,  December 31,
                                                                 1997         1996
                                                               -----------------------
                Retirees                                        $  491      $  500
                Fully eligible active plan participants            422         417
                Other active plan participants                     519         496
                                                                ------      ------
                Accrued postretirement benefit cost             $1,432      $1,413
                                                                ======      ======


Future benefit costs were estimated assuming medical costs would increase by 8.5% per year, decreasing by .7% over each of the next five years and remaining at 5.0% per year thereafter. A 1% increase in this annual trend rate would have increased the accumulated postretirement benefit obligation at March 31, 1997 and December 31, 1996 by approximately $89,000 and $80,000 respectively and increased the postretirement benefit expense for the three month period ended March 31, 1997 and December 31, 1996 by approximately $3,200 and $4,000, respectively. The weighted average discount rate used to estimate the accumulated postretirement benefit obligation at March 31, 1997 and December 31, 1996 was 7.5%.

The Company continues to evaluate ways in which it can better manage these benefits and control costs. Any changes in the plan or revisions to assumptions that affect the amount of expected future benefits may have a significant effect on the amount of the reported obligation and annual expense.

11.   DISCONTINUED OPERATIONS:

On April 4, 1997, the Company sold its Minerals Processing Group to a group of management employees of such group for $2.1 million. The estimated loss on disposal is $2,426,000 (net of taxes of $1,830,000). The following table illustrates the financial position and results of operations of the Minerals Processing Group for each of the periods presented:


                                      ($ in Thousands)
                              -------------------------------
                                March 31,        December 31,
                                  1997              1996
                              -------------------------------

        Total Assets             11,275            13,236
        Total Liabilities         5,151             5,597
        Revenues                  8,110            11,026
        Net (loss)/income         (745)                19


12. TRANSACTIONS WITH RELATED PARTIES AND AFFILIATES:

Effective July 1, 1995, Salem Corporation renewed its coverage for domestic workers' compensation, general liability and automobile insurance. This program provides a $2.0 million primary and a $10.0 million umbrella coverage with deductibles of $250,000 for automobile and workers' compensation claims and $350,000 for general liability claims. Additionally, there is a combined aggregate $3.0 million cap on deductibles. This program resulted in a discontinuance of Essex Insurance Co. Ltd. ("Essex"), Salem Corporation's 65%-owned Bermuda insurance corporation, as a reinsurer. The Company has not written any new policies during the year. Essex continues to provide reinsurance coverage for claims incurred prior to July 1, 1995. At March 31, 1997 and December 31, 1996, cash and cash equivalents of $4.6 million and $4.8 million respectively, has been restricted under facultative reinsurance agreements for the payment of insurance claims. The Company maintains insurance reserves of $1.8 million as of March 31, 1997 and December 31, 1996.

See also Notes 7, 14 and 15 for additional related party transactions.

13. DISPOSITIONS:

In December 1996, the Company sold substantially all of the assets and liabilities of its United Kingdom subsidiary Salem Automation Limited for cash of $919,000 and a note receivable for approximately $1.0 million which was collected in fiscal year 1997. Salem Automation Limited's net assets exceeded the sale price by approximately $270,000, net of certain intercompany balances. Additionally, in January 1997, the Company liquidated Salem Engineering (UK) Limited. The Company recognized a gain of approximately $250,000 upon liquidation of this subsidiary. The gains and losses related to these dispositions and the related reserves for future losses were accounted for as part of the purchase accounting for the September 27, 1996 purchase transaction. The Company believes that adequate reserves have been established for these transactions; however, future events such as claims, if any, that might be made during the UK liquidation process could result in the need to adjust such reserves. The related reserves totaled $500,000 and $1.0 million as of March 31, 1997 and December 31, 1996, respectively.

14. SHAREHOLDERS EQUITY:

In accordance with the Agreement and Plan of Merger (the "Agreement") dated June 28, 1996, the Company purchased all outstanding shares of common stock of Salem Corporation and issued 551,818 shares of Class A Voting Common Stock, 948,182 shares of Class B Non-voting Common Stock and 90,000 shares of Redeemable Preferred Stock. All shares of the Company's stock have a par value of $.01 per share.

In December 1996, in connection with the Employee Stockholder Agreements and Put Option Agreements dated September 27, 1996, the Company issued a total of 99,800 additional shares of Class B Nonvoting Common Stock to various management employees and certain key executives.

Associated with the acquisition, certain executives entered into employment agreements with the Company which outline the terms and conditions of employment. Additionally, the Company entered into employee stockholder agreements which provide for participation in the Company's stock plan by certain management employees for the issuance of up to 400,000 of additional future shares of Common Stock of the Company.

The additional 400,000 shares will be granted in accordance with the related agreements as follows:

    a. First 100,000 shares -- 42,000 granted in five equal amounts and 58,000 granted upon management's recommendation and Board of Directors' approval over the five year period from 1997 to 2001.

    b. Second 100,000 shares -- 100,000 granted based upon management's recommendation and Board of Directors' approval over the five year period from 1997 to 2001.

    c. Third 200,000 shares -- 200,000 granted based on determination by the Board of Directors.

The executives who have entered into employment agreements with the Company have also entered into put option agreements which provide the right and option to require the Company to purchase any or all of the securities held by the optionee during the designated put period commencing on September 27, 1999 and ending on December 31, 1999. Certain other rights including call rights and provisions related to the discontinuance of employment are also in place.

The stock grants made to employees of 99,800 shares and the 400,000 additional grants to be made in the future, also include certain provisions related to, among others, put rights by the employees, call rights by the Company, provisions upon discontinuance of employment and certain other rights. The put rights generally become exercisable one year after the stock award is granted and granted shares may be exercised at a rate of 20% per year over a five year period.

The initial stock grant of 99,800 shares has been recorded based on an estimated fair value of approximately $9.00 per share as unearned deferred compensation as of December 31, 1996. As of March 31, 1997, the estimated fair value of the stock grants remained at approximately $9.00 per share. The initial $900,000 of unearned deferred compensation is to be amortized evenly to expense over the five-year period between issuance and the private rights exercised period. However, in connection with the sale of the Minerals Processing Group on April 4, 1997, the stock grants held by the employees of such group immediately vested. Accordingly, the related unamortized deferred compensation of approximately $260,000 was recognized and included in the loss on disposal of discontinued operations. To the extent that the future fair value of such stock increases above this $9.00 per share (as set forth below), additional unearned compensation expense will be recorded for such excess and amortized to expense over the remaining number of years until the put rights become exercisable.

In addition, upon issuance of the additional 400,000 shares, they will be recorded as unearned deferred compensation, based on their estimated fair value at time of issuance, and amortized to expense over the period between issuance and the effective date of the related put right including the five year vesting period during which the shares become exercisable (at 20% per year).

The value that will be used to establish the price for any shares that the Company is obligated to repurchase under the above described put rights obligation is based on a formula of a multiple of five times earnings before interest, taxes and amortization plus cash minus the total of the average total debt (including capitalized leases) and preferred stock (including accrued dividends) at the end of each of the preceding twelve months. The Company also issued 90,000 shares of redeemable Preferred Stock (par value of $.01 per share) for a total of $9.0 million. Such shares have a liquidation value of $100.00 per share. The Preferred Stock has its own specific rights as set forth in the related legal documents. On March 31, 1997, the Company redeemed the entire $9.0 million of its Preferred Stock and paid the accrued dividend on such shares. The funds used were provided by additional borrowings of approximately $9.4 million under the Company's existing credit facility.


15. BUSINESS SEGMENTS:

The Company considers its business to consist primarily of designing, engineering and installing heavy industrial equipment within three segments based upon the markets and industries to which the Company's services and products are sold. These two business segments are; (a) metal processing equipment and (b) industrial furnaces.

Summary business segment data for continuing operations for the three months ended March 31, 1997 and December 31, 1996 by industry and geographic segments are as follows:

INDUSTRY SEGMENT
----------------


                                                           (DOLLARS IN THOUSANDS)
                                    ---------------------------------------------------------------
                                      METAL
                                   PROCESSING        INDUSTRIAL
                                    EQUIPMENT          FURNACES         CORPORATE      CONSOLIDATED
                                    ---------          --------         ---------      ------------
1997
----

Gross revenues                      $14,912           $ 6,860           $     -           $21,772
Operating
 income/(loss)                        1,659               762            (1,105)            1,316
Identifiable
 Assets                              29,491            15,383            20,874            65,748
Capital
 Expenditures                           864                28                 3               895
Depreciation and
 Amortization                           207                38                12               257



1996

Gross revenues                      $17,431           $ 9,188           $      -          $26,619
Operating
 income/(loss)                        2,376             1,551               (737)           3,190
Identifiable
  assets                             31,633            15,626             30,145           77,404
Capital
  expenditures                        1,621                69                  -            1,690
Depreciation and
  amortization                          189                31                118              338


GEOGRAPHIC SEGMENTS
-------------------


                                                           (DOLLARS IN THOUSANDS)
                                       --------------------------------------------------------------
                                       UNITED
                                       STATES          EUROPE        INTERNATIONAL       CONSOLIDATED
1997
----
Gross Revenues                         19,404           1,170             1,198             21,772
Operating income (loss)                 1,201              57                58              1,316
Identifiable assets                    56,786           3,435             5,527             65,748


1996
----

Gross revenues                        $17,746          $4,086            $4,787            $26,619
Operating income (loss)                 3,996            (827)               21              3,190
Identifiable assets                    65,815           5,956             5,633             77,404


Export sales for the three months ended March 31, 1997 and December 31, 1996 were approximately $1.3 and $4.8 million, respectively.

16. MANAGEMENT INCENTIVE PLAN:

Salem Corporation maintains a Management Incentive Plan ("Plan") for its executive officers. The amount expensed for this Plan for the three months ended March 31, 1997 and December 31, 1996 was $85,000 and $413,000, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation in this Form 8-K of our report dated May 20, 1999, relating to the March 31, 1999 and 1998 Consolidated Financial Statements of Precision Industrial Corporation and Subsidiaries and our report dated June 27, 1997, relating to the March 31, 1997 and December 31, 1996 Consolidated Financial Statements of Salem Group, Inc. It should be noted that we have not audited any financial statements of Precision Industrial Corporation and Subsidiaries or Salem Group, Inc. subsequent to March 31, 1999, of performed any audit procedures subsequent to May 20, 1999.



/s/ Arthur Anderson LLP
-----------------------
Pittsburgh, Pennsylvania
July 13, 1999

MONARCH MACHINE TOOL CO. AND SUBSIDIARIES ("MONARCH")
PRECISION INDUSTRIAL CORP. AND SUBSIDIARIES ("PRECISION")
PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT MARCH 31, 1999
(DOLLARS IN THOUSANDS)

                                                                                     Pro-forma
                                                         Monarch       Precision    Adjustments     Pro-forma
                                                         -------       ---------    -----------     ---------
                                                                                         (1)

ASSETS
-------------

CURRENT ASSETS:
     Cash                                                $ 2,514        $ 4,616       $             $   7,130
     Accounts receivable                                  21,945         10,252                        32,197
     Inventories                                           9,323          5,197                        14,520
     Costs and estimated earnings in
       excess of billings on uncompleted
       contracts                                           5,828          4,117                         9,945
     Prepaid expenses and other current assets               661          2,433                         3,094
     Deferred income taxes                                 1,933          2,185                         4,118
                                                        ---------     ----------     ----------    -----------

          Current Assets                                  42,204         28,800                        71,004

PROPERTY, PLANT, & EQUIPMENT                              10,778         16,548                        27,326
PREPAID PENSION COSTS                                     19,391                                       19,391
DEFERRED INCOME TAXES                                      1,242          1,566                         2,808
GOODWILL                                                   9,658          8,879         51,783 a       70,320
OTHER ASSETS                                               4,711          1,728          2,725 b        9,164
                                                        ---------     ----------     ----------    -----------

          Total Assets                                   $87,984        $57,521       $ 54,508      $ 200,013
                                                        =========     ==========     ==========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------

CURRENT LIABILITIES:
     Short-term debt                                     $              $ 1,250       $  2,950 c    $   4,200
     Accounts payable                                      6,265          7,728                        13,993
     Accrued liabilities                                  10,317          7,091            500 d       17,908
     Billings in excess of costs and estimated
       earnings on uncompleted contracts                   9,764          6,951                        16,715
                                                        ---------     ----------     ----------    -----------

          Current Liabilities                             26,346         23,020          3,450         52,816

LONG-TERM DEBT                                            16,497         23,750         55,160 c       95,407
POSTRETIRE & OTHER ACCRUED LIABILITIES                     2,110          2,899                         5,009

SHAREHOLDERS' EQUITY:
     Preferred stock                                          14                                           14
     Common stock                                          5,880             17          3,733 e        9,630
     Unearned compensation, restricted stock                 (29)        (1,989)         1,989 f          (29)
     Additional paid-in capital                                           6,247         (6,247)f
     Retained earnings                                    37,435          4,677         (4,677)f       37,435
     Accumulated other comprehensive income                 (269)        (1,100)         1,100 f         (269)
                                                        ---------     ----------     ----------    -----------

          Total shareholders' equity                      43,031          7,852         (4,102)        46,781
                                                        ---------     ----------     ----------    -----------

          Total liabilities and shareholders' equity     $87,984        $57,521       $ 54,508      $ 200,013
                                                        =========     ==========     ==========    ===========


1- SEE ACCOMPANYING NOTES RELATED TO THE PRECISION ACQUISITION

MONARCH MACHINE TOOL CO. AND SUBSIDIARIES ("MONARCH")
PRECISION INDUSTRIAL CORP. AND SUBSIDIARIES ("PRECISION")
PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE THREE MONTHS ENDED MARCH 31, 1999
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            Pro-forma
                                                                Monarch       Precision    Adjustments     Pro-forma
                                                                -------       ---------    -----------     ---------
                                                                                                (1)

NET SALES                                                     $   23,009      $ 24,852      $             $   47,861

COST OF SALES                                                     18,296        18,646                        36,942
SELLING, GENERAL AND ADMINISTRATIVE                                4,681         3,890           (565)g        8,006
                                                              -----------     ---------     ----------    -----------

     TOTAL COSTS AND OPERATING EXPENSES                           22,977        22,536           (565)        44,948
                                                              -----------     ---------     ----------    -----------

          OPERATING INCOME (LOSS)                                     32         2,316            565          2,913

OTHER INCOME (EXPENSE):
     INTEREST EXPENSE, NET                                          (290)         (580)        (1,295)h       (2,165)
     OTHER INCOME (EXPENSE), NET                                   1,175            93                         1,268
                                                              -----------     ---------     ----------    -----------

                                                                     917         1,829           (730)         2,016
INCOME TAX PROVISION (BENEFIT)                                       329           465            241 i        1,035
                                                              -----------     ---------     ----------    -----------

          NET INCOME (LOSS)                                   $      588      $  1,364      $    (971)    $      981
                                                              ===========     =========     ==========    ===========

EARNINGS PER COMMON SHARE,
  BASIC AND DILUTED                                           $     0.16                                  $     0.23
                                                              ===========                                 ===========

AVERAGE SHARES OUTSTANDING:
     BASIC                                                     3,776,000       500,000                     4,276,000
     DILUTED                                                   3,776,000       500,000                     4,276,000


1- SEE ACCOMPANYING NOTES RELATED TO THE PRECISION ACQUISITION

MARCH 31, 1999 PRO-FORMA ADJUSTMENTS
ACCOMPANYING NOTES RELATED TO THE PRECISION ACQUISITION

1. The following reflects the purchase price and acquisition costs for the acquisition of Precision on June 30, 1999.


          a.  Purchase price:
                Cash paid to Seller                           $ 39,295
                Value of Monarch Stock (500,000 at $7.00)        3,500b
                Seller Subordinated Note                        15,000
                Seller Junior Subordinated Note                    840
                Acquisition Costs                                1,000
                                                              --------
                  Net debt incurred (2.c.)                    $ 59,635
                                                              ========

          b. The shares issued in connection with the acquisition have been discounted by 10% to estimate the fair market value of the shares issued, giving effect to the number of shares issued, restrictions on resale and other conditions associated with the issuance.

MARCH 31, 1999 PRO-FORMA ADJUSTMENTS
ACCOMPANYING NOTES RELATED TO THE PRECISION ACQUISITION

2. The pro-forma balance sheet and statement of earnings have been adjusted to reflect:

   a. The recording of the excess of the purchase price and acquisition costs ($59,635) over the estimated fair value of assets acquired ($7,852). (See note 1 also). The Company is in the process of obtaining an appraisal of the fair market value of the assets of Precision as of June 30, 1999. To the extent that the appraised value is different than the carrying basis of the assets at June 30, 1999, the Company may record a reallocation of the excess of the purchase price over net assets acquired (goodwill), presently reflected on the pro-forma balance sheet, to the carrying basis of the assets.

   b. Other assets represent $2,475 for costs related to obtaining the new Credit Agreement and $250 as an estimate of the value of the warrants issued in connection with the seller financing received at the transaction date.

   c. Funds borrowed under the Company's Credit Agreement, dated June 30, 1999. In addition, all short-term and long-term debt of Monarch and Precision was repaid by using funds borrowed under the same Credit Agreement.

   d. The accrual represents $300 of estimated costs related to the acquisition and $200 of estimated costs related to obtaining the new Credit Agreement.

   e. The elimination of Precision's common stock ($17), the issuance of Monarch common stock ($3,500) related to the acquisition, and the estimate of the value of the warrants ($250) issued in connection with the seller financing received at the transaction date.

   f. The elimination of Precision's shareholders' equity.

   g. The adjustments to selling, general and administrative expense are related to the impact of goodwill, debt discount amortization, new financing cost amortization, Precision management costs not expected to be incurred subsequent to the acquisition, and elimination of existing Precision goodwill amortization. Precision management costs include salaries and officer expenses, directors' fees, stock grant compensation, and amortization of financing fees.

      Goodwill amortization (25 year amortization period)                $  620
      Debt discount amortization (8.5 year amortization period)               7
      New financing cost amortization (7 year amortization period)           88
      Precision management costs eliminated                              (1,242)
      Existing goodwill amortization                                        (38)
                                                                         ------
        Pro-forma adjustment (1)                                         $ (565)
                                                                         ======

   h. Borrowings under the Credit Agreement dated June 30, 1999, were for the acquisition of Precision and the refinancing of all borrowings of Monarch and Precision. The amount borrowed for the acquisition of Precision was assumed to have occurred on January 1, 1999. The pro-forma adjustment to interest is based on a rate of 8.25% for $82,311 borrowed under the Credit Agreement, 12% for $15,000 borrowed under a seller provided subordinated note, and 8% for $840 borrowed under a seller provided subordinated note. Amounts borrowed under the Credit Agreement bear interest at a variable rate equal to a premium over LIBOR or Prime Rate. The 8.25% rate used in the calculation is an estimate of the average borrowings rate for the period presented.

      i.   Elimination of existing interest expense, net               $    870
      ii.  Interest on average outstanding borrowings under
           the Credit Agreement at 8.25%                                 (1,698)
      iii. Interest on the seller subordinated note at 12%                 (450)
      iv.  Interest on the seller subordinated note at 8%                   (17)
                                                                       --------
           Pro-forma adjustment (1)                                    $ (1,295)
                                                                       ========

   i. Adjustments reflect the impact of taxes at an estimated rate of 38% (combined federal and state rates) on the pro-forma adjustments. The effective tax provision rate is higher than the statutory rate on income before tax due to the created goodwill being permanently non-deductible for tax purposes.


MONARCH MACHINE TOOL CO. AND SUBSIDIARIES ("MONARCH")
GFG CORP. AND SUBSIDIARIES ("GFG")
PRECISION INDUSTRIAL CORP. AND SUBSIDIARIES ("PRECISION")
PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1998
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE  AMOUNTS)

                                                                                                   Pro-forma
                                                Monarch           GFG        Precision            Adjustments           Pro-forma
                                              ----------       --------      ---------      -----------------------    ----------
                                                                                              (4)          (3)
NET SALES                                     $   79,066       $ 20,737      $ 81,212       $           $              $  181,015

COST OF SALES                                     63,113         16,428        57,792          183  d                     137,516
SELLING, GENERAL AND ADMINISTRATIVE               12,625          3,138        15,985          (14) e     (2,408) a        29,326
                                              ----------       --------      --------       ------      --------       ----------

     TOTAL COSTS AND OPERATING EXPENSES           75,738         19,566        73,777          169        (2,408)         166,842
                                              ----------       --------      --------       ------      --------       ----------

          OPERATING INCOME (LOSS)                  3,328          1,171         7,435         (169)        2,408           14,173

OTHER INCOME (EXPENSE):
     INTEREST EXPENSE, NET                          (207)          (679)       (2,332)        (266) f     (5,015) b        (8,499)
     OTHER INCOME (EXPENSE), NET                      62           (213)          248          250  g                         347
                                              ----------       --------      --------       ------      --------       ----------

                                                   3,183            279         5,351         (185)       (2,607)           6,021
INCOME TAX PROVISION (BENEFIT)                     1,100             41         2,773           62  h       (613) c         3,363
                                              ----------       --------      --------       ------      --------       ----------

          NET INCOME (LOSS)                   $    2,083       $    238      $  2,578       $ (247)     $ (1,994)      $    2,658
                                              ==========       ========      ========       ======      ========       ==========

EARNINGS PER COMMON SHARE,
 BASIC AND DILUTED                            $     0.55                                                               $     0.62
                                              ==========                                                               ==========

AVERAGE SHARES OUTSTANDING:
     BASIC                                     3,768,480                      500,000                                   4,268,480
     DILUTED                                   3,768,480                      500,000                                   4,268,480


3- SEE ACCOMPANYING NOTES RELATED TO THE PRECISION ACQUISITION
4- SEE ACCOMPANYING NOTES RELATED TO THE GFG ACQUISITION

DECEMBER 31, 1998 PRO-FORMA ADJUSTMENTS

ACCOMPANYING NOTES RELATED TO THE PRECISION ACQUISITION
-------------------------------------------------------

3. The pro-forma statement of earnings has been adjusted to reflect:

          a. The adjustments to selling, general and administrative expense are related to the impact of goodwill, debt discount amortization, new financing cost amortization, Precision management costs not expected to be incurred subsequent to the acquisition, and elimination of existing Precision goodwill amortization. Precision management costs include salaries and officer expenses, directors' fees, stock grant compensation, and amortization of financing fees.


               Goodwill amortization (25 year amortization period)                              $ 2,466
               Debt discount amortization (8.5 year amortization period)                             29
               New financing cost amortization (7 year amortization period)                         354
               Precision management costs eliminated                                             (4,969)
               Existing goodwill amortization                                                      (288)
                                                                                                -------
                 Pro-forma adjustment (3)                                                       $(2,408)
                                                                                                =======

          b. Borrowings under the Credit Agreement dated June 30, 1999, were for the acquisition of Precision and the refinancing of all borrowings of Monarch and Precision. The amount borrowed for the acquisition of Precision was assumed to have occurred on January 1, 1999. The pro-forma adjustment to interest is based on a rate of 8.25% for $80,387 borrowed under the Credit Agreement, 12% for $15,000 borrowed under a seller provided subordinated note, and 8% for $840 borrowed under a seller provided subordinated note. Amounts borrowed under the Credit Agreement bear interest at a variable rate equal to a premium plus LIBOR or Prime Rate. The 8.25% rate used in the calculation is an estimate of the average borrowing rate for the period presented.



               i.    Elimination of existing interest expense, net                              $ 3,484
               ii.   Interest on average outstanding borrowings under
                     the Credit Agreement at 8.25%                                               (6,632)
               iii.  Interest on the seller subordinated note at 12%                             (1,800)
               iv.   Interest on the seller subordinated note at 8%                                 (67)
                                                                                                -------
                    Pro-forma adjustment (3)                                                    $(5,015)
                                                                                                =======

          c. Adjustments reflect the impact of taxes at an estimated rate of 38% (combined federal and state rates) on the pro-forma adjustments. The effective tax provision rate is higher than the statutory rate on income before tax due to the created goodwill being permanently non-deductible for tax purposes.

ACCOMPANYING NOTES RELATED TO THE GFG ACQUISITION
-------------------------------------------------

4. The pro-forma statement of earnings has been adjusted to reflect:

          d. The adjustment to cost of sales is related to the write-up of work-in-process inventory and its subsequent charge ($183) to cost of sales as the inventory written-up is sold during the year.

          e. The adjustments to selling, general and administrative expense are related to the impact of goodwill and the elimination of a deferred compensation plan of a GFG officer:

               i.   Estimated incremental amortization expense relating to
                    the excess of purchase price resulting from the
                    acquisition (amortized over a 25 year life)                                   $ 166
               ii.  Elimination of the officer's deferred
                    compensation plan.                                                             (180)
                                                                                                  -----
                    Pro-forma adjustment (4)                                                      $ (14)
                                                                                                  =====

          f. The borrowing of $13,497 for the acquisition was assumed to have occurred on January 1, 1998. The pro-forma adjustment to interest is based on a rate of 7.00% (estimated LIBOR base rate of 5.625% for the period plus 1.375%). The existing interest related to cash paid to Derlan Industries Inc. by GFG for interest expense on long-term debt to the parent. This long-term debt was assumed by Derlan Industries Inc. prior to the acquisition. The interest income being eliminated is related to the cash balance (assumed by Derlan Industries Inc. prior to the acquisition) that was allocated to GFG by Derlan Industries Inc.



               i.    Elimination of interest expense, net                                         $ 679
               ii.   New interest expense                                                          (945)
                                                                                                  -----
                      Pro-forma adjustment(4)                                                     $(266)
                                                                                                  =====

          g. The adjustments to other income (expense) consist of the elimination of the corporate fee of $250 paid by GFG to Derlan Industries Inc.

          h. Adjustments reflect the impact of taxes at an estimated rate of 38% (combined federal and state rates) on the pro-forma adjustments. The effective tax provision rate is higher than the statutory rate on income before tax due to the created goodwill being permanently non-deductible for tax purposes.